Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Apollo Residential Mortgage, Inc.

New York, New York

We have audited the accompanying consolidated balance sheets of Apollo Residential Mortgage, Inc. and subsidiaries (or, the Company) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2015. We also have audited the Company’s internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Company’s internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Apollo Residential Mortgage, Inc. and subsidiaries as of December 31, 2015 and 2014 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ DELOITTE & TOUCHE LLP

New York, New York

March 4, 2016

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands—except share and per share data)

	December 31, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$120,144	$114,443
Restricted cash	83,693	69,006
Residential mortgage-backed securities, at fair value ($2,981,085 and $3,583,853 pledged as collateral, respectively)	3,061,582	3,755,632
Securitized mortgage loans (transferred to a consolidated variable interest entity), at fair value	167,624	104,438
Other investment securities, at fair value ($163,263 and $34,228 pledged as collateral, respectively)	166,190	34,228
Other investments	45,233	40,561
Mortgage loans, at fair value ($0 and $13,602 pledged as collateral, respectively)	—	14,120
Investment related receivable ($0 and $168,705 pledged as collateral, respectively)	2,692	191,455
Interest receivable	9,849	10,455
Derivative instruments, at fair value	4,347	11,642
Other assets	1,671	2,073

Total Assets	$3,663,025	$4,348,053

Liabilities:
Borrowings under repurchase agreements	$2,898,347	$3,402,327
Non-recourse securitized debt, at fair value	18,951	34,176
Investment related payable	—	76,105
Obligation to return cash held as collateral	280	2,546
Accrued interest payable	9,138	13,026
Derivative instruments, at fair value	13,813	8,949
Payable to related party	6,373	4,968
Dividends and dividend equivalents payable	19,170	18,305
Accounts payable, accrued expenses and other liabilities	2,090	1,699

Total Liabilities	2,968,162	3,562,101

Commitments and Contingencies (Note 13)
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 and 6,900,000 shares issued and outstanding, respectively ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 31,853,025 and 32,088,045 shares issued and outstanding, respectively	319	321
Additional paid-in capital	789,465	793,274
Accumulated deficit	(94,990)	(7,712)

Total Stockholders’ Equity	694,863	785,952

Total Liabilities and Stockholders’ Equity	$3,663,025	$4,348,053

See notes to consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands—except per share data)

	For the Year Ended December 31,
	2015	2014	2013
Interest Income:
Residential mortgage-backed securities	$137,238	$144,529	$146,263
Securitized mortgage loans and mortgage loans	13,444	7,900	8,267
Other	9,418	1,748	183

Total interest income	160,100	154,177	154,713

Interest Expense:
Repurchase agreements	(30,984)	(28,746)	(25,808)
Securitized debt	(1,374)	(1,640)	(1,794)

Total interest expense	(32,358)	(30,386)	(27,602)

Net Interest Income	127,742	123,791	127,111

Other Income/(Loss), net
Realized gain/(loss) on sale of residential mortgage-backed securities, net	16,998	(8,821)	(66,850)
Realized gain on sale of other investment securities, net	102	—	—
Other than temporary impairments recognized	(12,089)	(14,891)	(13,412)
Unrealized gain/(loss) on residential mortgage-backed securities, net	(64,027)	102,942	(133,963)
Unrealized gain/(loss) on securitized debt	1,031	(124)	(954)
Unrealized gain/(loss) on securitized mortgage loans	(1,958)	4,813	3,950
Unrealized (loss) on mortgage loans	—	(9)	—
Unrealized gain/(loss) on other investment securities	(6,376)	(96)	335
Gain/(loss) on derivative instruments, net (includes ($5,015), ($39,379) and $50,373 of unrealized gains/(losses), respectively)	(46,411)	(88,527)	59,576
Other, net	(123)	82	76

Other Income/(Loss), net	(112,853)	(4,631)	(151,242)

Operating Expenses:
General and administrative (includes ($1,189), ($1,265), and ($1,047) of non-cash stock based compensation, respectively)	(15,415)	(11,905)	(11,501)
Management fee—related party	(11,069)	(11,200)	(11,579)

Total Operating Expenses	(26,484)	(23,105)	(23,080)

Net Income/(Loss)	(11,595)	96,055	(47,211)

Preferred Stock Dividends Declared	(13,800)	(13,800)	(13,800)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$(25,395)	$82,255	$(61,011)

Earnings/(Loss) per Common Share—Basic and Diluted	$(0.81)	$2.55	$(2.02)

See notes to consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

(in thousands—except share and per share amounts)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings/ (Accumulated Deficit)	Total Stockholders’ Equity
	Shares	Par	Shares	Par
Balance at December 31, 2012	6,900,000	$69	24,205,972	$242	$619,399	$97,073	$716,783
Issuance of common stock, net of expenses	—	—	7,820,000	78	171,564	—	171,642
Restricted stock grants	—	—	6,748	—	—	—	—
Capital increase related to equity compensation, net	—	—	6,250	—	1,047	—	1,047
Net income/(loss)	—	—	—	—	—	(47,211)	(47,211)
Dividends declared on common stock	—	—	—	—	—	(70,860)	(70,860)
Dividends declared on preferred stock	—	—	—	—	—	(13,800)	(13,800)

Balance at December 31, 2013	6,900,000	$69	32,038,970	$320	$792,010	$(34,798)	$757,601

Restricted stock grants	—	$—	34,112	$—	—	$—	$—
Capital increase related to equity compensation, net	—	—	14,963	1	1,264	—	1,265
Net income	—	—	—	—	—	96,055	96,055
Dividends declared on common stock	—	—	—	—	—	(55,169)	(55,169)
Dividends declared on preferred stock	—	—	—	—	—	(13,800)	(13,800)

Balance at December 31, 2014	6,900,000	$69	32,088,045	$321	$793,274	$(7,712)	$785,952

Restricted stock grants	—	$—	9,332	$—	—	$—	$—
Repurchase of common stock	—	—	(360,800)	(4)	(4,996)	—	(5,000)
Capital increase related to equity compensation, net	—	—	116,448	2	1,187	—	1,189
Net income/(loss)	—	—	—	—	—	(11,595)	(11,595)
Dividends declared on common stock, restricted stock and restricted stock units	—	—	—	—	—	(61,883)	(61,883)
Dividends declared on preferred stock	—	—	—	—	—	(13,800)	(13,800)

Balance at December 31, 2015	6,900,000	$69	31,853,025	$319	$789,465	$(94,990)	$694,863

See notes to consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Year Ended December 31,
	2015	2014	2013
Cash Flows from Operating Activities:
Net income/(loss)	$(11,595)	$96,055	$(47,211)
Adjustments to reconcile net income to net cash provided by operating activities:
Premium amortization/(discount accretion), net	(35,008)	(24,434)	392
Amortization of deferred financing costs	612	427	379
Equity based compensation expense	1,481	1,229	1,047
Unrealized (gain)/loss on mortgage-backed securities, net	64,027	(102,942)	133,963
Unrealized (gain)/loss on securitized mortgage loans	1,958	(4,813)	(3,950)
Unrealized (gain)/loss on derivative instruments, net	5,015	39,379	(50,373)
Unrealized (gain)/loss on securitized debt	(1,031)	124	954
Unrealized (gain)/loss on other investment securities	6,376	96	(335)
Other than temporary impairments recognized	12,089	14,891	13,412
Realized (gain) on sales of mortgage-backed securities	(29,982)	(22,581)	(42,344)
Realized loss on sales of mortgage-backed securities	12,984	31,402	109,194
Realized (gain)/loss on derivative instruments	21,992	29,037	(31,236)
Realized loss on real estate owned, net	208	22	—
Realized (gain) on sale of other investment securities, net	(102)	—	—
Depreciation on real estate subject to bond for title contracts	500	—	—
Changes in operating assets and liabilities:
(Increase)/decrease in accrued interest receivable, less purchased interest	617	(147)	926
(Increase)/decrease in other assets	237	(390)	125
Increase/(decrease) in accrued interest payable	(3,888)	4,318	1,934
Increase in accounts payable and accrued expenses	190	443	888
Increase/(decrease) in payable to related party	1,350	(1,382)	1,229
Increase in other liabilities	201	28	—

Net cash provided by operating activities	$48,231	$60,762	$88,994

Cash Flows from Investing Activities:
Purchases of mortgage-backed securities	$(1,986,577)	$(2,058,722)	$(3,534,147)
Proceeds from sales of mortgage-backed securities	2,358,144	1,501,505	3,601,684
Purchases of mortgage loans	(67,357)	(14,120)	(113,038)
Purchase of other investment securities	(169,606)	(25,792)	(12,000)
Proceeds from sales of other investment securities	17,679	—	—
Purchases of other investments	(28,642)	(52,419)	—
Proceeds from sale of other investments	23,395	11,859	—
Proceeds from sales of real estate owned	1,341	178	—
(Increase)/decrease in restricted cash related to investing activities	(7,746)	(11,625)	30,844
Increase/(decrease) in collateral held related to investing activities	(2,266)	(36,108)	38,654
Principal payments received on mortgage-backed securities	408,027	321,907	370,844
Principal payments received on securitized mortgage loans and mortgage loans, net	16,378	6,949	6,038
Principal payments received on other investment securities	15,279	3,151	820
Proceeds from sale of derivative instruments	(6,356)	(5,803)	34,153
Purchase of interest rate swaption contracts	(11,785)	(16,601)	(23,682)
Sale of interest rate swaption	3,293	—	—
Other, net	—	1	33

Net cash provided/(used) in investing activities	$563,201	$(375,640)	$400,203

(Continued on next page.)

See notes to consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

(Continued.)

	For the Year Ended December 31,
	2015	2014	2013
Cash Flows from Financing Activities:
Proceeds from repurchase agreement borrowings	$17,654,884	$11,424,498	$18,734,904
Repayments of repurchase agreement borrowings	(18,158,864)	(11,056,228)	(19,355,283)
(Increase)/decrease in restricted cash related to financing activities	(6,941)	10,077	(4,661)
Proceeds from issuance of securitized debt	—	—	50,375
Principal payments on securitized debt	(14,194)	(9,302)	(7,975)
Payments made for securitization/deferred financing costs	—	—	(826)
Dividends paid on preferred stock	(13,800)	(13,800)	(15,372)
Dividends paid on common stock	(61,018)	(53,676)	(83,151)
Proceeds from issuance of common stock	—	—	172,040
Payments on repurchase of common stock	(5,000)	—	—
Implied repurchase of common stock for net share settlement of equity awards	(292)	36	—
Payment of costs to issue preferred and common stock	—	—	(825)
Deferred financing costs/offering costs expensed/(incurred) net	(506)	(243)	(40)

Net cash provided/(used) by financing activities	$(605,731)	$301,362	$(510,814)

Net increase/(decrease) in cash	$5,701	$(13,516)	$(21,617)
Cash and cash equivalents at beginning of period	114,443	127,959	149,576

Cash and cash equivalents at end of period	$120,144	$114,443	$127,959

Supplemental Disclosure of Operating Cash Flow Information:
Interest paid	$36,039	$26,501	$25,769
Supplemental disclosure of non-cash financing/investing activities:
Residential mortgage-backed securities (purchased)/sold not settled, net	$—	$112,422	$22,003
Due from broker	$2,692	$2,928	$2,909
Dividends and dividend equivalent rights declared, not yet paid	$19,170	$18,305	$16,812

See notes to consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Unless the context requires otherwise, references to “we,” “us,” “our,” “AMTG” or “Company” refer to Apollo Residential Mortgage, Inc., as consolidated with its subsidiaries and variable interest entities in which we are the primary beneficiary. The following defines certain of the commonly used terms in these Notes to Consolidated Financial Statements: “Agency” refers to a federally chartered corporation, such as Fannie Mae or Freddie Mac, or an agency of the United States (or, U.S.) Government, such as Ginnie Mae or the U.S. Small Business Administration; “Agency Inverse IO” refers to Agency interest-only and Agency inverse interest-only securities, respectively, which receive some or all of the interest payments, but no principal payments, made on a related series of Agency RMBS, based on a notional principal balance; “Agency Inverse Floater” refers to securities that have a floating interest rate with coupons that reset periodically based on an index and which coupon varies inversely with changes in index, which index is typically the one month LIBOR; “Agency IO” and “Agency Inverse IO” refers to Agency interest-only and Agency inverse interest-only securities, respectively, which receive some or all of the interest payments, but no principal payments, made on a related series of Agency RMBS, based on a notional principal balance; “Agency RMBS” refer to RMBS issued or guaranteed by an Agency; “Alt-A” refers to residential mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines and generally allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation; “ARMs” refer to adjustable rate mortgages; “ARM-RMBS” refer to RMBS collateralized by ARMs; “BFT Contracts” are agreements in which a seller finances the sale of property, the buyer agrees to pay the purchase price of the property in monthly installments and legal title to the property is transferred when the terms of the contract are fulfilled; “CMOs” refer to collateralized mortgage obligation bonds; “December 2014 Pool” refers to the loan pool we purchased in December 2014; “Fannie Mae” refers to the Federal National Mortgage Association; “February 2013 Pool” refers to the loan pool we purchased in February 2013; “February 2013 Securitization” refers to the securitization that we transacted in February 2013 simultaneously with the purchase of the February 2013 Pool; “Freddie Mac” refers to the Federal Home Loan Mortgage Corporation; “Hybrids” refer to mortgage loans that have fixed interest rates for a period of time and, thereafter, generally adjust annually based on an increment over a specified interest rate index; “IO” refers to securities that have no principal balance and bear interest based on a notional balance; “LIBOR” refers to the London Interbank Offered Rate; “Long TBA Contracts” refer to TBA Contracts for which we would be required to buy certain Agency RMBS on a forward basis; “March 2015 Pool” refers to the loan pool we purchased in March 2015; “March 2015 Securitization” refers to the securitization that we transacted in March 2015, combining the December 2014 Pool with the March 2015 Pool, for which we retained the security issued in the securitization; “non-Agency RMBS” refer to RMBS that are not issued or guaranteed by an Agency; “Option ARMs” refer to mortgages that provide the mortgagee payment options, which may initially include a specified minimum payment, an interest-only payment, a 15-year fully amortizing payment or a 30-year fully amortizing payment; “REO” refers to real estate owned as a result of foreclosure on mortgage loans; “Risk Sharing Securities” refer to securities issued by Fannie Mae and/or Freddie Mac which are structured to be subject to the performance of referenced pools of residential mortgage loans and represent unsecured general obligations of the issuing Agency; “RMBS” refer to residential mortgage-backed securities; “SBA” refers to the U.S. Small Business Administration; “SBA-IO” refers to IO securities issued by the SBA; “SBC-MBS” refer to small balance commercial-mortgage-backed securities; “Seller Financing Program” refers to our initiative whereby we provide advances through a warehouse line to a third party to finance the acquisition and improvement of single family homes, and once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a BFT Contract; “Short TBA Contracts” refer to TBA Contracts for which we would be required to sell certain Agency RMBS on a forward basis; “Subprime” refers to mortgage loans that have been originated using underwriting standards that are less restrictive than those used to originate prime mortgage loans; “Swaps” refer to interest swap contracts where we agree to pay a fixed rate of interest and receive a variable rate of interest based on the notional amount of the interest rate swap contract; “Swaptions” refer to option contracts that allow the option holder to enter into a Swap with a specified fixed rate at the expiration of the option period; “Swaption Purchase Contracts” refer to Swaptions that we purchase which provide that at expiration of the option period, we may either (i) enter into a Swap under which we would pay a fixed interest rate and receive a variable rate of interest on the Swap notional amount, or (ii) we would receive a cash payment equal to the fair value, (if any) of the underlying Swap, which termination option is prescribed in the contract confirmation; “Swaption Sale Contracts” refer to Swaptions that we sell which provide that at expiration of the option period, the counterparty to such contract may either (i) enter into a Swap under which we would pay a fixed interest rate and receive a variable interest rate on the Swap notional amount or (ii) we would make a payment equal to the fair value (if any) of the underlying Swap, which termination option is prescribed in the contract confirmation; “TBA Contracts” refer to to-be-announced contracts to purchase or sell certain Agency RMBS on a forward basis and “VIE” refers to a variable interest entity.

Note 1—Organization

We were incorporated as a Maryland corporation on March 15, 2011 and commenced operations on July 27, 2011. We are externally managed and advised by ARM Manager, LLC (or, Manager), an indirect subsidiary of Apollo Global Management, LLC (together with its subsidiaries “Apollo”).

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

We operate and have elected to qualify as a real estate investment trust (or, REIT) under the Internal Revenue Code of 1986, as amended (or, Internal Revenue Code), commencing with the taxable year ended December 31, 2011. We also operate our business in a manner that allows us not to register as an investment company as defined under the Investment Company Act of 1940 (or, 1940 Act).

We invest on a levered basis in residential mortgage and mortgage-related assets in the U.S. Through December 31, 2015, our portfolio was comprised of: (i) Agency RMBS, (which include pass-through securities whose underlying collateral primarily includes 30 year fixed-rate mortgages), Agency IO, Agency Inverse IO and Agency Inverse Floater securities; (ii) non-Agency RMBS; (iii) securitized mortgage loans; (iv) other mortgage-related securities; (v) mortgage loans; and (vi) other real estate related investments associated with our Seller Financing Program. Over time, we may invest in a broader range of other residential mortgage and mortgage-related assets.

Note 2—Summary of Significant Accounting Policies

(a) Basis of Presentation and Consolidation

The consolidated financial statements include our accounts and those of our consolidated subsidiaries and VIEs in which we are the primary beneficiary. All intercompany amounts have been eliminated in consolidation. We currently operate as one business segment.

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. (or, GAAP) requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

(b) Cash and Cash Equivalents

We consider all highly liquid short term investments with original maturities of 90 days or less when purchased to be cash equivalents. Cash and cash equivalents are exposed to concentrations of credit risk. We deposit our cash with what we believe to be high credit quality institutions. From time to time, our cash may include amounts pledged to us by our counterparties as collateral for our derivative instruments. At December 31, 2015 and 2014, our cash and cash equivalents were primarily comprised of cash on deposit with our prime broker (which is domiciled in the U.S.) substantially all of which was in excess of applicable insurance limits and, we had $40,012 and $40,000 invested in a money market fund at December 31, 2015 and December 31, 2014, respectively. Included in cash and cash equivalents was cash pledged by our counterparties to us of $280 and $2,546 at December 31, 2015 and December 31, 2014, respectively.

(c) Obligation to Return Cash Held as Collateral

From time to time, we may hold cash pledged as collateral to us by certain of our derivative counterparties as a result of margin calls made by us. Cash pledged to us is unrestricted in use and, accordingly, is included as a component of cash on our consolidated balance sheets. In addition, a corresponding liability is reported as an obligation to return cash held as collateral.

(d) Restricted Cash

Restricted cash represents cash held by our counterparties as collateral against our repurchase agreement borrowings, Swaps or other derivative instruments. Restricted cash is not available for general corporate purposes, but may be applied against amounts due to counterparties under our repurchase agreement borrowings and Swaps, or returned to us when our collateral requirements are exceeded or at the maturity or termination of the derivative instrument or repurchase agreement.

(e) Investment Securities and Securitized Mortgage Loans

Our investment securities, which are comprised of RMBS and other investment securities, are designated as available for sale. Our RMBS portfolio is comprised of mortgage pass-through certificates, CMOs, including Agency IO and Agency Inverse IO representing interests in or obligations backed by pools of mortgage loans. Our securitized mortgage loans, which are designated as held for investment, are presented on our balance sheet as “Securitized mortgage loans transferred to consolidated variable interest entities, at fair value.” These mortgage loans are comprised of pools of performing, re-performing and non-performing mortgage loans that we purchased at a discount to principal balance.

At December 31, 2015, our other investment securities were comprised of investments in Risk Sharing Securities issued by Freddie Mac and Fannie Mae, SBA-IO and SBC-MBS. Our SBC-MBS generally include mortgage loans collateralized by a mix of residential multi-family (i.e., properties with five or more units), mixed use residential/commercial, small retail, office

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

building, warehouse and other types of property. In some instances, certain of the mortgage loans underlying the SBC-MBS that we own may also be additionally secured by a personal guarantee from the primary principals of the related business and/or borrowing entity. Our other investment securities are carried at fair value on our consolidated balance sheet. Interest income on our other investment securities is included in “Interest Income—Other” and changes in the estimated fair value of such securities is included in “Unrealized gain/(loss) on other investment securities” on our consolidated statements of operations.

Balance Sheet Presentation

Purchases and sales of our investment securities are recorded on the trade date. Our RMBS and other investment securities pledged as collateral against borrowings under repurchase agreements are included in “Residential mortgage-backed securities, at fair value” and “Other investment securities, at fair value” on our consolidated balance sheet, respectively, with the fair value of securities pledged disclosed parenthetically. Amounts receivable/payable associated with sales/purchases of securities at the balance sheet date are reflected on our consolidated balance sheet as “Investment related receivable” and “Investment related payable,” respectively.

For purposes of determining the applicable accounting policy with respect to our investment securities, we review credit ratings available from each of the three major credit rating agencies (i.e. Moody’s Investors Services, Inc., Standard & Poor’s Ratings Services and Fitch, Inc.) for each investment security at the time of purchase and apply the lowest rating.

The aggregate fair value of the mortgage loans associated with our securitization transactions are presented on our consolidated balance sheet as “Securitized mortgage loans transferred to consolidated variable interest entities, at fair value.” (See Notes 5 and 14.)

Impairments

Investment Securities: We have elected the fair value option of accounting for our investment securities and, as such, all changes in the market value of our investment securities are recorded through earnings. When the fair value of an investment security is less than its amortized cost at the balance sheet date, the security is considered impaired. We assess our investment securities for impairment on at least a quarterly basis and designate such impairments as either “temporary” or “other than temporary.” If we intend to sell an impaired security, or it is more likely than not that we will be required to sell an impaired security before its anticipated recovery, then we recognize an OTTI through earnings. If we do not expect to sell an other than temporarily impaired security, only the portion of the OTTI that is related to credit losses will be recognized as an OTTI, with the remainder recognized through earnings as a component of unrealized gains/(losses) on our statement of operations. When an OTTI is recognized, a new cost basis is established for the security, which new cost basis may not be adjusted for subsequent recoveries in fair value through earnings. However, if the performance of a security on which an OTTI was previously recognized improves, future yields may increase on such securities, resulting in a reversal of all or a portion of previously recognized OTTI over time. The determination as to whether an OTTI exists and, if so, the amount of such impairment recognized is subjective, as such determinations are based on information available at the time of assessment, as well as our Manager’s estimates of the future performance and cash flow projections for the individual security. (See Notes 4 and 6.)

Securitized Mortgage Loans: We have elected the fair value option of accounting for our securitized mortgage loans and, as such, all changes in the estimated fair value of our securitized mortgage loans are recorded through earnings, including a provision for loan losses, if any. Our securitized mortgage loans had evidence of deterioration of credit quality at the time of acquisition. We analyze our securitized mortgage loan pool at least quarterly to assess the actual performance compared to the expected performance. If the revised cash flow estimates on our securitized mortgage loans provide a lower yield than the previous yield, we recognize a provision to loan losses (i.e., a reduction in the amortized cost of the securitized mortgage loans that is recorded in earnings) in an amount such that the yield will remain unchanged. If cash flow estimates on our securitized mortgage loans increase subsequent to recording a provision to loan losses, we will reverse previously recognized provision for loan losses before any increase to the yield is made. (See Note 5.)

(f) Designation and Fair Value Option Election

To date, we have elected the fair value option of accounting for all of our investment securities, at the time of purchase, and our securitized debt when initially incurred. As a result of the fair value election on such assets /liabilities, we record the change in the estimated fair value of such assets and liabilities in earnings as unrealized gains/(losses). We generally intend to hold our investment securities to generate interest income; however, we have and may continue to sell certain of our investment securities as part of the overall management of our assets and liabilities and operating our business. Realized gains/(losses) on the sale of investment securities are recorded in earnings using the specific identification method.

Our securitized mortgage loans are considered held for investment purposes. Consistent with our investments in RMBS, we have elected the fair value option for our securitized mortgage loans and, as a result, we record changes in the estimated fair value of such assets in earnings as unrealized gains/(losses).

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

We believe that our election of the fair value option for our investment securities, securitized mortgage loans and securitized debt improves financial reporting, as such treatment is consistent with how we present the changes in the fair value of our Swaps, Swaptions and TBA Contracts, all of which are derivative instruments, through earnings.

(g) Interest Income Recognition

Investment Securities

Interest income on investment securities is accrued based on the outstanding principal balance and the current coupon interest rate on each security. In addition, premiums and discounts associated with Agency RMBS, non-Agency RMBS and other investment securities rated AA and higher by a nationally recognized statistical rating organization at the time of purchase are amortized into interest income over the life of such securities using the effective yield method. In order to determine the effective yield, we estimate prepayments for each security. For those securities, if prepayment levels differ, or are expected to differ in the future from our previous assessment, we adjust the amount of premium amortization recognized in the period that such change is made, applying the retrospective method, resulting in a cumulative catch-up reflecting such change. To the extent that prepayment activity varies significantly from our previous prepayment estimates, we may experience volatility in our interest income. For Agency pass-through RMBS that we acquired subsequent to June 30, 2013, we do not estimate prepayments to determine premium amortization or discount accretion on such securities. Instead, the amount of premium amortization/discount accretion on Agency pass-through RMBS acquired subsequent to June 30, 2013 is based upon actual prepayment experience, which may vary significantly over time. Substantially all the Agency RMBS we held at December 31, 2015 were acquired subsequent to June 30, 2013.

For Agency IO, Agency Inverse IO and Agency Inverse Floaters, income is accrued based on the amortized cost and the effective yield. Cash received on Agency IO and Agency Inverse IO is first applied to accrued interest and then to reduce the amortized cost. At each reporting date, the effective yield is adjusted prospectively based on the current cash flow projections, which reflect prepayment estimates and the contractual terms of the security.

Interest income on non-Agency RMBS and other investment securities rated below AA or not rated by a nationally recognized statistical rating organization is recognized based on the effective yield method of accounting. The effective yield on these securities is based on the projected cash flows from each security, which are estimated based on our observation of current information and events and include assumptions related to the future path of interest rates, prepayment speeds and the timing and amount of credit losses. On at least a quarterly basis, we review and, if appropriate, make adjustments to our cash flow projections based on input and analysis received from external sources, internal models and our judgment about interest rates, prepayment speeds, the timing and amount of credit losses and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the yield/interest income recognized on such securities. Actual maturities of the securities are affected by the contractual lives of the associated mortgage collateral, periodic payments of principal, prepayments of principal and the payment priority structure of the security; therefore, actual maturities are generally shorter than the stated contractual maturities of the underlying mortgages. Based on the projected cash flows for our non-Agency RMBS, we generally expect that a portion of the purchase discount on such securities will not be recognized as interest income and is instead viewed as a credit discount. The credit discount mitigates our risk of loss on our non-Agency securities. The amount considered to be credit discount may change over time, based on the actual performance of the underlying mortgage collateral, actual and projected cash flows from such collateral, economic conditions and other factors. If the performance of a non-Agency RMBS with a credit discount is more favorable than forecasted, we may accrete more discount into interest income than expected at the time of purchase or when performance was last assessed. Conversely, if the performance of a non-Agency RMBS with a credit discount is less favorable than forecasted, the amount of discount accreted into income may be less than expected at the time of purchase or when performance was last assessed and/or impairment and write-downs of such securities to a new lower cost basis could result.

Securitized Mortgage Loans and Mortgage Loans

Application of the interest method of accounting for our pools of securitized mortgage loans and mortgage loans requires the use of estimates to calculate a projected yield. We calculate the yield based on the projected cash flows for each pool of mortgage loans. To the extent the actual performance of a loan pool is better than last expected, the yield is adjusted upward prospectively to reflect the revised estimate of cash flows over the remaining life of such mortgage pool. However, if the revised cash flow estimates on a loan pool provides a lower yield than the original or the last calculated yield, we recognize an OTTI (i.e., a reduction in the amortized cost of the loan pool that is recorded in earnings) such that the yield will remain unchanged. Decreasing yields arising solely from a change in the contractual interest rate on variable rate loans are not treated as an OTTI. If future cash collections are materially different in amount or timing than projected cash collections, earnings could be affected, either positively or negatively.

On at least a quarterly basis, our Manager reviews and, if appropriate, makes adjustments to cash flow projections based on input and analysis received from external sources, internal models and our Manager’s judgment about interest rates,

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

prepayment speeds, home prices, the timing and amount of credit losses and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the yield/interest income recognized on such loans and/or the recognition of an OTTI.

Warehouse Line Receivable

We accrue interest income on our warehouse line receivable, which is included as a component of our “Interest income-other” and “Other investments,” on our consolidated financial statements, based on the contractual terms governing the warehouse line receivable agreement. We assess the collectability of the warehouse receivable and associated income on at least a quarterly basis.

(h) Investment Consolidation and Transfers of Financial Assets

We evaluate the underlying entity that issues securities we acquire or to which we make a loan to determine the appropriate accounting methods.

In VIEs, an entity is subject to consolidation if the equity investors either do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support, are unable to direct the entity’s activities or are not exposed to the entity’s losses or entitled to its residual returns. VIEs that meet certain scope characteristics are required to be consolidated by their primary beneficiary. The primary beneficiary of a VIE is determined to be the party that has both the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and the obligation to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE. This determination can sometimes involve complex and subjective analysis. We are required on an ongoing basis to assess whether we are the primary beneficiary of a VIE.

In determining the accounting treatment to be applied to securitization transactions, we evaluate whether the entity used to facilitate the transactions was a VIE and, if so, whether it should be consolidated. Based on our evaluations, we have concluded since inception of our securitizations that each of our securitizations is a VIE and should be consolidated. If we determine in the future that consolidation is not required for a securitization, we would have to assess whether the transfer of the underlying assets qualify as a sale or should be accounted for as secured financings under GAAP.

We may periodically enter into transactions in which we sell assets. Upon a transfer of financial assets, we may sometimes retain or acquire senior or subordinated interests in the related assets. In connection with such transactions, a determination must be made as to whether we, as the transferor, have surrendered control over transferred financial assets. That determination must consider our continuing involvement in the transferred financial asset, including all arrangements or agreements made contemporaneously with, or in contemplation of, the transfer, even if they were not entered into at the time of the transfer. The financial components approach under applicable GAAP limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. It defines the term “participating interest” to establish specific conditions for reporting a transfer of a portion of a financial asset as a sale.

From time to time, we may securitize mortgage loans we hold if such securitization allows us access to better financing terms. Depending upon the structure of the securitization transaction these transactions will be accounted for as either a “sale” and the loans will be removed from the consolidated balance sheet or, as a “financing” with the loans remaining on our consolidated balance sheet. Significant judgment may be exercised by us in determining whether a transaction should be recorded as a “sale” or a “financing.”

(i) Deferred Financing Costs

Costs incurred in connection with securing our financings are capitalized and amortized using the effective interest rate method over the respective financing term with such amortization reflected on our consolidated statements of operations as a component of interest expense. Our deferred financing costs may include legal, accounting and other related fees. These deferred charges are included on our consolidated balance sheet as a component of “Other assets.” The amortization of deferred charges associated with our securitized debt is adjusted to reflect actual repayments of the securitized debt. (See Note 14.)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(j) Earnings Per Share

Earnings per share (or, EPS) is computed using the two-class method of accounting, which includes the weighted-average number of shares of common stock outstanding during the period and other securities that participate in dividends, such as our unvested restricted stock and restricted stock units (or, RSUs), to arrive at total common equivalent shares. In applying the two-class method, earnings are allocated to both shares of common stock and securities that participate in dividends based on their respective weighted-average shares outstanding for the period. During periods of net loss, losses are allocated only to the extent that the participating securities are required to absorb such losses. (See Note 17.)

(k) Derivative Instruments

Subject to maintaining our qualification as a REIT for U.S. Federal income tax purposes, we utilize derivative financial instruments, currently comprised of Swaps, Swaptions and, from time to time, TBA Contracts as part of our interest rate risk management. We view our derivative instruments as economic hedges, which we believe mitigate interest rate risk associated with our borrowings under repurchase agreements and/or the fair value of our RMBS portfolio. We do not enter into derivative instruments for speculative purposes.

All derivatives are reported as either assets or liabilities on the balance sheet at estimated fair value. We have not elected hedge accounting for our derivative instruments and, as a result, changes in the fair value for our derivatives are recorded in earnings. The fair value adjustments, along with the related interest income or interest expense, are recognized in the consolidated statements of operations in the line item “Gain/(loss) on derivative instruments, net.”

To-Be-Announced Securities

TBA Contracts are forward contracts for the purchase or sale of Agency RMBS by a specified issuer and for a specified face amount, coupon and stated term, at a predetermined price on the date stated in the contract. The particular Agency RMBS as identified by a Committee on Uniform Securities Identification Procedures number (known as a CUSIP) delivered into the contract upon the settlement date are not known at the time of the transaction. We recognize in earnings unrealized gains and losses associated with TBA Contracts that are not subject to the regular-way exception, which applies: (i) when there is no other way to purchase or sell that security; (ii) if delivery of that security and settlement will occur within the shortest period possible for that type of security and (iii) if it is probable at inception and throughout the term of the individual contract that physical delivery of the security will occur. Changes in the value of our TBA Contracts and realized gains or losses on settlement are recognized in our consolidated statements of operations in the line item “Gain/(loss) on derivative instruments, net.”

(l) Repurchase Agreements

Investment securities financed under repurchase agreements are treated as collateralized borrowings, unless they meet sale treatment or are deemed to be linked transactions. Through December 31, 2015, none of our repurchase agreements had been accounted for as a linked transaction. As of December 31, 2015 all securities financed through a repurchase agreement remained on our consolidated balance sheet as an asset (with the fair value of the securities pledged as collateral disclosed parenthetically) and cash received from the lender is recorded on our consolidated balance sheet as a liability. However, securities associated with our securitizations are eliminated in consolidation with VIEs. Interest paid and accrued in connection with our repurchase agreements is recorded as interest expense.

(m) Stock-based Payments

We account for stock-based awards granted to our independent directors, to our Manager and to employees of our Manager and its affiliates using the fair value based methodology prescribed by GAAP. Expense related to restricted common stock issued to our independent directors is based on the fair value of our common stock on the grant date, and amortized into expense over the award vesting period on a straight-line basis. Expense related to RSUs issued to our Manager and to employees of our Manager and its affiliates are based on the estimated fair value of such award at the grant date and are remeasured quarterly for unvested awards. We measure the fair value of our RSUs using the price of our common stock and other measurement assumptions including implied volatility and discount rates. We use the graded vesting attribution method to amortize expense related to RSUs granted to our Manager and its affiliates.

(n) Income Taxes (Dollar amounts in this Note 2(n) are not presented in thousands.)

We elected to be taxed as a REIT for U.S. Federal income tax purposes, commencing with our taxable year ended December 31, 2011. Pursuant to the Internal Revenue Code, a REIT that distributes at least 90% of its net taxable income, excluding net capital gains, as a dividend to its stockholders each year and which meets certain other conditions, will not be taxed on the portion of its taxable income that is distributed to its stockholders. We expect to meet the conditions required to

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

enable us to continue to operate as a REIT and to distribute all of our taxable income, including net capital gains for the periods presented and therefore we have not recorded any provisions for income taxes on our consolidated statements of operations.

As of December 31, 2015, we had estimated net capital loss carryforward amounts of $67.7 million which may be carried forward and applied against future net capital gains. Our capital loss carryforward amounts will reduce the amount of future capital gains, if any, that we would otherwise expect to distribute as capital gains, since capital gains would first be reduced by the capital loss carryforward. At December 31, 2015, we had estimated capital loss carryforward amounts of $47.3 million and $20.4 million which will expire in 2018 and 2019, respectively.

We have elected to treat a wholly owned subsidiary as a taxable REIT subsidiary (or, TRS). A TRS may participate in activities that would otherwise not be allowed to be carried on in a REIT. A TRS is subject to U.S. Federal, state and local income tax at regular corporate tax rates.

As of December 31, 2015 our TRS and its subsidiaries, which are not consolidated with the Company for income tax purposes, had an estimated net operating loss carryforward of $1.5 million. Given the limited operating history of our TRS and its subsidiaries, there can be no assurance that such entities will generate taxable income in the future. As a result, the deferred tax asset of approximately $0.6 million associated with our net operating loss carryforward has been offset by a valuation allowance, such that we had no net deferred tax asset or liability at December 31, 2015 or 2014 and, had not recorded any tax benefits through December 31, 2015.

Under GAAP, a tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, based on the technical merits of the position. Based upon review of our federal, state and local income tax returns and tax filing positions, we determined that no unrecognized tax benefits for uncertain tax positions were required to be recorded. In addition, we do not believe that we have any tax positions for which it is reasonably possible that we will be required to record significant amounts of unrecognized tax benefits within the next twelve months.

Our major tax jurisdictions are U.S. Federal, New York State and New York City. The statute of limitations is open for all jurisdictions for tax years beginning 2012.

(o) Variable Interest Entities

We consolidate a VIE when we have both the power to direct the activities that most significantly impact the economic performance of the VIE and a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE. We are required to reconsider our evaluation of whether to consolidate a VIE each reporting period, based upon changes in the facts and circumstances pertaining to the VIE. (See Note 2(h).)

Prior to the completion of our initial securitization transaction in February 2013, we had not transferred assets to any VIE or special purpose entity (or, SPE) and, other than acquiring RMBS issued by such entities, had no other involvement with any VIE or SPE. (See Note 14.)

(p) Recent Accounting Pronouncements

Accounting Standards Adopted

In January 2014, the FASB issued guidance in order to help determine when a creditor should derecognize a loan receivable and recognize the real estate property by clarifying when an in substance repossession or foreclosure of residential real estate property collateralizing a consumer mortgage loan has occurred. The guidance is effective for public business entities for fiscal years beginning after December 15, 2014. The adoption of this guidance did not have a material impact on our consolidated financial statements.

In April 2014, the FASB issued guidance to improve the definition of discontinued operations and to enhance convergence between the FASB’s and International Accounting Standard Board’s reporting requirements for discontinued operations. The new definition of discontinued operations limits discontinued operations reporting to disposals of components of an entity that represent strategic shifts that have (or will have) a major effect on an entity’s operations and financial results. The new guidance affects entities that have either of the following: (1) a component of an entity that either is disposed of or meets the criteria under current guidance to be classified as held-for-sale or (2) a business or nonprofit activity that, on acquisition, meets the criteria under current guidance to be classified as held-for-sale. The guidance is effective for all disposals (or classifications as held-for-sale) of components of an entity and all businesses or nonprofit activities that, on acquisition, are classified as held-for-sale that occur within annual periods beginning on or after December 15, 2014, and interim periods within those years. Early adoption is permitted, but only for disposals (or classifications as held-for-sale) that have not been reported in financial statements previously issued or available for issuance. The adoption of this guidance did not impact on our consolidated financial statements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

In June 2014, the FASB issued guidance that requires repurchase-to-maturity transactions to be accounted for as secured borrowings rather than as sales with a forward repurchase commitment. The new guidance eliminated existing guidance on repurchase financings and requires separate accounting for a transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty. If derecognition criteria are met, the initial transfer will generally be accounted for as a sale and the repurchase agreement will generally be accounted for as a secured borrowing. Under prior guidance, there was a rebuttable presumption that the two parts of the repurchase financing are linked, meaning that the transactions should be combined and accounted for as a forward agreement to sell (purchase) a financial asset. The new guidance requires new disclosures for repurchase agreements, securities lending transactions and repurchase-to-maturity transactions that are accounted for as secured borrowings. These disclosures include information about the types of assets pledged and the relationship between those assets and the related obligation to return the proceeds. The new standard also requires new disclosures for transfers of financial assets that are accounted for as sales that involve an agreement with the transferee entered into in contemplation of the initial transfer that result in the transferor retaining substantially all of the exposure to the economic return on the transferred financial assets throughout the term of the transaction. The disclosures include information about the nature of the transactions, the transferor’s continuing exposure to the financial assets it derecognized and the components of the transactions presented in the financial statements. The guidance is effective for the first interim or annual period beginning after December 15, 2014, except for the disclosures related to transactions accounted for as secured borrowings, which are effective for periods beginning on or after March 15, 2015; earlier application of this guidance was not permitted. The adoption of this guidance did not have a material impact on our consolidated financial statements, but resulted in additional disclosures with respect to our repurchase borrowings, as presented in Note 8.

In August 2014, the FASB issued guidance to eliminate diversity in practice in the accounting for measurement differences in both the initial consolidation and subsequent measurement of the financial assets and the financial liabilities of a collateralized financing entity. A reporting entity that consolidates a collateralized financing entity within the scope of the new guidance may elect to measure the financial assets and the financial liabilities of that collateralized financing entity using either the measurement alternative included in the new guidance or the existing guidance on fair value measurement. When the measurement alternative is not elected for a consolidated collateralized financing entity within the scope of the new guidance, the new guidance clarifies that (1) the fair value of the financial assets and the fair value of the financial liabilities of the consolidated collateralized financing entity should be measured using the requirements of the existing guidance on fair value measurement and (2) any differences in the fair value of the financial assets and the fair value of the financial liabilities of that consolidated collateralized financing entity should be reflected in earnings and attributed to the reporting entity in the consolidated statement of income (loss). When a reporting entity elects the measurement alternative included in the new guidance for a collateralized financing entity, the reporting entity should measure both the financial assets and the financial liabilities of that collateralized financing entity in its consolidated financial statements using the more observable of the fair value of the financial assets and the fair value of the financial liabilities. The guidance applies to a reporting entity that is required to consolidate a collateralized financing entity under the existing variable interest entity guidance when (1) the reporting entity measures all of the financial assets and the financial liabilities of that consolidated collateralized financing entity at fair value in the consolidated financial statements based on other guidance and (2) the changes in the fair values of those financial assets and financial liabilities are reflected in earnings. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2015. Early adoption of this guidance is permitted as of the beginning of an annual period. Our early adoption of this guidance during the period ended March 31, 2015 did not have a material impact on our consolidated financial statements (See Note 3(b).)

In February 2015, the FASB issued guidance affecting reporting entities that are required to evaluate whether they should consolidate certain legal entities, particularly those that have fee arrangements and related party relationships. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 31, 2015. Early adoption is permitted as of the beginning of an annual period. The amendments found in this accounting update do not affect the criteria within the Company’s VIE analysis related to its securitization trusts, which are currently consolidated. As such, our adoption of this guidance during the period ended March 31, 2015 did not have an impact on our consolidated financial statements.

Accounting Standards Issued but Not Yet Adopted

In May 2014, the FASB issued guidance to establish a comprehensive and converged standard on revenue recognition to enable financial statement users to better understand and consistently analyze an entity’s revenue across industries, transactions, and geographies. The core principle of the new guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: (1) identify the contract(s) with a customer, (2) identify the performance obligations in the contract, (3) determine the transaction price, (4) allocate the transaction price to the performance obligations in the contract, and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The new guidance also specifies the accounting for certain costs to obtain or fulfill a contract with a customer. The new guidance requires improved disclosures to help users of financial statements better

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

understand the nature, amount, timing, and uncertainty of revenue that is recognized. Qualitative and quantitative information is required to be disclosed about: (1) contracts with customers, (2) significant judgments and changes in judgments, and (3) assets recognized from costs to obtain or fulfill a contract. The new guidance will apply to all entities. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2017; early application is not permitted. We are currently assessing the impact that this accounting guidance will have on our consolidated financial statements when adopted.

In August 2014, the FASB issued guidance regarding management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related financial statement note disclosures. The new guidance requires that management evaluate each annual and interim reporting period whether conditions exist that give rise to substantial doubt about the entity’s ability to continue as a going concern within one year from the financial statement issuance date, and if so, provide related disclosures. Disclosures are only required if conditions give rise to substantial doubt, whether or not the substantial doubt is alleviated by management’s plans. No disclosures are required specific to going concern uncertainties if an assessment of the conditions does not give rise to substantial doubt. Substantial doubt exists when conditions and events, considered in the aggregate, indicate that it is probable that a company will be unable to meet its obligations as they become due within one year after the financial statement issuance date. If substantial doubt is alleviated as a result of the consideration of management’s plans, a company should disclose information that enables users of financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the financial statement notes): (1) principal conditions that initially give rise to substantial doubt, (2) management’s evaluation of the significance of those conditions in relation to the company’s ability to meet its obligations, and (3) management’s plans that alleviated substantial doubt. If substantial doubt is not alleviated after considering management’s plans, disclosures should enable investors to understand the underlying conditions, and include the following: (1) a statement indicating that there is substantial doubt about the company’s ability to continue as a going concern within one year after the issuance date, (2) the principal conditions that give rise to substantial doubt, (3) management’s evaluation of the significance of those conditions in relation to the company’s ability to meet its obligations, and (4) management’s plans that are intended to mitigate the adverse conditions. The new guidance applies to all companies. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2016, with early adoption permitted. Based on our current financial condition, we do not expect the adoption of this guidance will have a material impact on our consolidated financial statements.

In November 2014, the FASB issued guidance to clarify how current GAAP should be interpreted in evaluating the economic characteristics and risks of a host contract in a hybrid financial instrument that is issued in the form of a share. Specifically, the new guidance clarifies that an entity should consider all relevant terms and features, including the embedded derivative feature being evaluated for bifurcation, in evaluating the nature of the host contract. Further, the new guidance clarifies that no single term or feature would necessarily determine the economic characteristics and risks of the host contract. Rather, the nature of the host contract depends upon the economic characteristics and risks of the entire hybrid financial instrument. The new guidance applies to all entities that are issuers of, or investors in, hybrid financial instruments that are issued in the form of a share. The guidance is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2015, with early adoption permitted. We do not expect the adoption of this accounting guidance will have a material impact on our consolidated financial statements.

In April 2015, the FASB issued guidance on the presentation of debt issuance costs. This guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. This guidance is effective for fiscal years and interim periods beginning after December 15, 2015, and requires retrospective application. We expect to adopt this guidance when effective, and do not expect this guidance to have a significant impact on our financial statements, although it will change the financial statement classification of our deferred financing costs. As of December 31, 2015, we had $546 of net deferred financing costs which are included as a component of “Other assets” on our consolidated balance sheet. Under the new guidance, these net deferred financing costs will reduce the carrying value of the associated borrowings/debt. In August 2015, the FASB expanded its April 2015 guidance associated with the presentation of debt issue costs, to address costs related to line-of-credit arrangements. In this update, the FASB noted that the Securities and Exchange Commission (or, SEC) staff would not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement, regardless of whether there are any outstanding borrowing on the line-of-credit arrangement. We do not expect this clarification will have a material impact on our consolidated financial statements.

In June 2015, the FASB issued guidance providing for technical corrections and improvements to existing accounting standards. The amendments in this update represent changes to clarify, correct unintended application of guidance, or make minor improvements to existing accounting standards that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Transition guidance varies based on the amendments in this guidance. The amendments that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this accounting guidance. We are currently assessing the impact that this accounting guidance will have on our consolidated financial statements when adopted.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(q) Reclassifications

Certain prior period amounts have been reclassified to conform to the current presentation.

Note 3—Fair Value of Financial Instruments

(a) General

We disclose the estimated fair value of our financial instruments according to a fair value hierarchy (Levels I, II, and III, as defined below). We are required to provide enhanced disclosures regarding instruments in the Level III category, including a separate reconciliation of the beginning and ending balances for each major category of assets and liabilities. GAAP provides a framework for measuring estimated fair value and for providing financial statement disclosure requirements for fair value measurements. A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The three levels of valuation hierarchy are defined as follows:

Level I—Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level II—Fair values are determined using other significant observable inputs. Observable inputs are inputs that other market participants would use in pricing a security. These inputs may include quoted prices for similar securities, interest rates, prepayment speeds, credit risk and others.

Level III—Fair values are determined using significant unobservable inputs. In situations where quoted prices or observable inputs are unavailable (for example, when there is little or no market activity for an investment at the end of the period), unobservable inputs may be used.

The level in the fair value hierarchy, within which a fair measurement falls in its entirety, is based on the lowest level input that is significant to the fair value measurement. When available, we use quoted market prices to determine the estimated fair value of an asset or liability.

Fair value under GAAP represents an exit price in the normal course of business, not a forced liquidation price. If we were forced to sell assets in a short period to meet liquidity needs, the prices received for such assets could be substantially less than their recorded fair values. Furthermore, the analysis of whether it is more likely than not that we will be required to sell securities in an unrealized loss position prior to an expected recovery in value (if any), the amount of such expected required sales, and the projected identification of which securities would be sold are also subject to significant judgment, particularly in times of market illiquidity.

We have controls over our valuation processes that are intended to ensure that the valuations for our financial instruments are fairly presented in accordance with GAAP on a consistent basis. Our Manager and our chief executive officer oversee our valuation process, which is carried out by our Manager and Apollo’s pricing group. Our audit committee has final oversight for the valuation process for all of our financial instruments and, on a quarterly basis, reviews and provides final approval for such process.

Any changes to our valuation methodology will be reviewed by our Manager and audit committee to ensure the changes are appropriate. We may refine our valuation methodologies as markets and products develop. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods are appropriate and are believed to result in valuations consistent with other market participants, the use of different methodologies, or assumptions, to determine the estimated fair value of certain financial instruments could result in a different estimate of estimated fair value at the reporting date. We use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

The following describes the valuation methodologies used for our financial instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

(b) Agency RMBS, non-Agency RMBS, TBA Contracts, Securitized Mortgage Loans, Non-Recourse Securitized Debt and Other Investment Securities

To determine the fair value of our Agency RMBS, non-Agency RMBS, TBA Contracts, securitized mortgage loans, non-recourse securitized debt and other investment securities, we obtain third party broker quotes which, while non-binding, are indicative of fair value. To validate the reasonableness of the broker quotes, we obtain and compare the broker quotes to

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

valuations received from a third party pricing service and review the range of quotes received for outliers, compare quotes to recent market activity observed for similar securities and review significant changes in quarterly price levels. We generally do not adjust the prices we obtain from brokers; however, adjustments to valuations may be made as deemed appropriate to capture observable market information at the valuation date. Further, broker quotes are used provided that there is not an ongoing material event that affects the issuer of the securities being valued or the market thereof. If there is such an ongoing event, we will determine the estimated fair value of the securities using valuation techniques that use, when possible, current market-based or independently-sourced market parameters, such as interest rates and prepayment rates and, with respect to non-Agency RMBS, default rates and loss severities. Valuation techniques for RMBS may be based on models that consider the estimated cash flows of each debt tranche of the issuer, establish a benchmark yield, and develop an estimated tranche-specific spread to the benchmark yield based on the unique attributes of the tranche including, but not limited to, assumptions related to prepayment speed, the frequency and severity of defaults and attributes of the collateral underlying such securities. To the extent the inputs are observable and timely, the values would be categorized in Level II of the fair value hierarchy; otherwise they would be categorized as Level III. There were no events that resulted in us using internal models to value our Agency and non-Agency RMBS or other investment securities in our consolidated financial statements for the periods presented. Given the high level of liquidity and price transparency for our Agency RMBS, Risk Sharing Securities and TBA Contracts, prices obtained from brokers and pricing services are readily verifiable to observable market transactions; as such, we categorize Agency RMBS, TBA Contracts and Risk Sharing Securities as Level II valuations. While market liquidity exists for non-Agency RMBS, securities underlying our securitized mortgage loans, securitized debt and SBC-MBS, periods of less liquidity or even illiquidity may also occur periodically for certain of these assets. As a result of this market dynamic and that observable market transactions may or may not exist from time to time, such instruments are categorized as Level III.

(c) Swaps and Swaptions

We determine the estimated fair value of our Swaps and Swaptions based on market valuations obtained from a third party with expertise in valuing such instruments. With respect to Swap valuations, the expected future cash flows are determined for the fixed and floating rate leg of the Swap. To arrive at the expected cash flows for the fixed leg of a Swap, the coupon rate stated in the Swap agreement is used and to arrive at the expected cash flows for the floating leg, the forward rates derived from raw yield curve data are used. Finally, both the fixed and floating legs’ cash flows are discounted using the calculated discount factors and the fixed and floating leg valuations are netted to arrive at a single valuation for the Swap at the valuation date. Swaptions require the same market inputs as Swaps with the addition of implied Swaption volatilities quoted by the market. The valuation inputs for Swaps and Swaptions are observable and, as such, their valuations are categorized as Level II in the fair value hierarchy.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(d) Fair Value Hierarchy

The following tables present our financial instruments carried at estimated fair value as of December 31, 2015 and December 31, 2014, based upon our consolidated balance sheet by the valuation hierarchy:

	December 31, 2015
	Level I	Level II	Level III	Total
Assets:
RMBS	$—	$1,864,356	$1,197,226	$3,061,582
Securitized mortgage loans (transferred to consolidated variable interest entities)	—	—	167,624	167,624
Other investment securities	—	98,656	67,534	166,190
Swaps/Swaptions	—	4,347	—	4,347

Total	$—	$1,967,359	$1,432,384	$3,399,743

Liabilities:
Swaps	$—	$13,618	$—	$13,618
Non-recourse securitized debt	—	—	18,951	18,951
Long TBA Contracts	—	195	—	195

Total	$—	$13,813	$18,951	$32,764

	December 31, 2014
	Level I	Level II	Level III	Total
Assets:
RMBS	$—	$2,287,523	$1,468,109	$3,755,632
Securitized mortgage loans (transferred to consolidated variable interest entity)	—	—	104,438	104,438
Other investment securities	—	10,395	23,833	34,228
Mortgage Loans	—	—	14,120	14,120
Long TBA Contracts	—	544	—	544
Swaps/Swaptions	—	11,098	—	11,098

Total	$—	$2,309,560	$1,610,500	$3,920,060

Liabilities:
Swaps	$—	$8,949	$—	$8,949
Non-recourse securitized debt	—	—	34,176	$34,176

Total	$—	$8,949	$34,176	$43,125

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(e) Level III Fair Value Measurement Disclosures

Our non-Agency RMBS, other investment securities, securitized mortgage loans and securitized debt are measured at fair value and are considered to be Level III measurements of fair value.

The following table presents a summary of changes in the fair value of our non-Agency RMBS for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Beginning balance	$1,468,109	$1,212,789	$605,197
Purchases	312,668	464,419	748,032
Sales	(375,564)	(112,841)	(94,307)
Principal repayments	(222,587)	(151,640)	(117,411)
Total net gains/(losses) included in net income:
Realized gains/losses, net	14,213	10,461	14,654
Unrealized gains/(losses), net	(44,167)	(3,014)	21,805
OTTI recognized	(9,001)	(10,005)	(5,892)
Discount accretion	53,555	57,940	40,711

Ending balance	$1,197,226	$1,468,109	$1,212,789

The following table presents a summary of the changes in the fair value of our securitized mortgage loans associated with our securitizations for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Beginning balance	$104,438	$110,984	$—
Mortgage loans securitized	81,094	—	113,038
Principal repayments	(16,167)	(6,949)	(6,038)
Discount accretion and other adjustments	1,446	(745)	3,950
Unrealized gain/(loss) during the period, net	(1,752)	4,813	34
OTTI recognized	—	(3,130)	—
Loans transferred to REO	(1,435)	(535)	—

Ending balance	$167,624	$104,438	$110,984

The following table presents a summary of the changes in fair value of our Level III other investment securities for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Beginning balance	$23,833	$11,515	$—
Transferred out of Level III fair values (1)	—	(11,515)	—
Purchases	55,480	24,838	12,000
Principal repayments	(10,971)	(1,137)	(820)
Discount accretion	2,035	276	—
Unrealized gain/(loss)	(2,814)	(35)	335
OTTI Recognized	(29)	$(109)

Ending balance	$67,534	$23,833	$11,515

(1)	During the three months ended March 31, 2014, we transferred certain of our other investment securities from Level III to Level II of the fair value hierarchy. These transferred securities, comprised of investments in Risk Transfer Securities, were transferred to Level II measurements of fair value based on the availability of significant observable market inputs which are used to estimate the fair value of these securities. Transfers between levels are deemed to take place on the first day of the reporting period in which the transfer occurred.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

The following table presents a summary of the changes in fair value of our securitized debt for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Beginning balance	$34,176	$43,354	$—
Debt issued during the period	—	—	50,375
Principal paid	(14,194)	(9,302)	(7,975)
Unrealized gain\(loss)	(1,031)	124	954

Ending balance	$18,951	$34,176	$43,354

(f) Financial Instruments Not Carried at Fair Value

The following table presents the carrying value and estimated fair value of our financial instruments that are not carried at fair value on our consolidated balance sheet at the dates presented:

	December 31, 2015		December 31, 2014
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets:
Investment related receivable (1)	$2,692	$2,692	$191,455	$191,455
Warehouse line receivable (2)(3)	$10,239	$10,239	$28,639	$28,639
Mortgage loans and real estate subject to BFT Contracts under Seller Financing Program (3)	$34,994	$34,994	$11,922	$11,922
Financial liabilities:
Repurchase agreements	$2,898,347	$2,898,347	$3,402,327	$3,402,237
Investment related payable (1)	$—	$—	$76,105	$76,105

(1)	Carrying value approximates fair value due to the short-term nature of the item.
(2)	Carrying value approximates fair value as such investment has a variable interest rate and there has been no material change in the credit-worthiness of the borrower.
(3)	Carrying value approximates fair value based on the assessment that there has been no material change in value or impairment of the associated real estate.

To determine the estimated fair value of our borrowings under repurchase agreements, contractual cash flows from such borrowings are discounted at estimated market interest rates, which rates may be based upon actual transactions executed by us or indicative rates quoted by brokers. The estimated fair values are not necessarily indicative of the amount we would realize on disposition of the financial instruments. Our borrowings under repurchase agreements had a weighted average remaining term to maturity of 51 days and 65 days at December 31, 2015 and December 31, 2014, respectively. Adjustments to valuations may be made as deemed appropriate to capture market information at the valuation date. Inputs used to arrive at the fair value of our repurchase agreement borrowings are generally observable and therefore the fair value of our repurchase agreement borrowings are classified as Level II valuations in the fair value hierarchy.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Note 4—Residential Mortgage-Backed Securities

(a) RMBS

The following tables present certain information about our RMBS portfolio at the dates presented:

	December 31, 2015
	Principal Balance	Unamortized Premium/ (Discount), Net (1)	Amortized Cost	Estimated Fair Value	Gross Unrealized Gain	Gross Unrealized Losses	Weighted Average Coupon
Agency pass-through RMBS, 30-Year Mortgages:
ARMs	$272,533	$19,247	$291,780	$289,057	$—	$(2,723)	2.51%
3.5% coupon	511,184	24,295	535,479	527,657	—	(7,822)	3.50
4.0% coupon	925,929	61,523	987,452	983,536	1,307	(5,223)	4.00

	1,709,646	105,065	1,814,711	1,800,250	1,307	(15,768)	3.61%

Agency IO (2)	—	—	57,778	57,354	1,175	(1,599)	2.33%

Agency Inverse IO (2)	—	—	6,864	6,752	—	(112)	6.62%

Total Agency securities	1,709,646	105,065	1,879,353	1,864,356	2,482	(17,479)	4.53%

Non-Agency RMBS	1,395,873	(229,075)	1,166,798	1,197,226	47,857	(17,429)	1.67%

Total RMBS	$3,105,519	$(124,010)	$3,046,151	$3,061,582	$50,339	$(34,908)	3.24%

	December 31, 2014
	Principal Balance	Unamortized Premium/ (Discount), Net (1)	Amortized Cost	Estimated Fair Value	Gross Unrealized Gain	Gross Unrealized Losses	Weighted Average Coupon
Agency pass-through RMBS, 30-Year Mortgages:
ARMs	$98,079	$7,196	$105,275	$105,122	$6	$(159)	2.36%
3.5% coupon	495,214	20,245	515,459	515,628	1,536	(1,367)	3.50
4.0% coupon	1,173,972	82,353	1,256,325	1,256,724	8,357	(7,958)	4.00
4.5% coupon	336,353	25,863	362,216	366,472	4,256	—	4.50

	2,103,618	135,657	2,239,275	2,243,946	14,155	(9,484)	3.89%

Agency Inverse Floater	1,359	3,590	4,949	5,094	145	—	81.76%

Agency IO (2)	—	—	11,948	11,941	62	(69)	2.24%

Agency Inverse IO (2)	—	—	26,489	26,542	306	(253)	6.30%

Total Agency securities	2,104,977	139,247	2,282,661	2,287,523	14,668	(9,806)	3.93%

Non-Agency RMBS	1,682,858	(289,345)	1,393,513	1,468,109	78,434	(3,838)	1.46%

Total RMBS	$3,787,835	$(150,098)	$3,676,174	$3,755,632	$93,102	$(13,644)	2.91%

Note: We apply trade-date accounting. We had no unsettled trades at December 31, 2015. Included in the above table at December 31, 2014 were unsettled purchases with an aggregate cost of $76,009 and an estimated fair value and $75,990.

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income and, is instead viewed as a credit discount. See Notes 4(f) and 4(h).
(2)	Agency IO and Agency Inverse IO have no principal balance and bear interest based on a notional balance. The notional balance is used solely to determine interest distributions on such securities. At December 31, 2015 and December 31, 2014, our Agency IO had a notional balance of $564,931 and $133,924, respectively, and our Agency Inverse IO had a notional balance of $38,529 and $138,293, respectively.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(b)Agency Pass-through RMBS

The following tables present certain information about our Agency pass-through RMBS by issuer at the dates presented:

	December 31, 2015
	Principal Balance	Unamortized Premium/ (Discount), Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Fannie Mae:
ARMs	$256,983	$18,188	$275,171	$272,631	$—	$(2,540)
3.5% Coupon	90,310	4,123	94,433	93,429	—	(1,004)
4.0% Coupon	343,887	22,519	366,406	365,238	373	(1,541)

	691,180	44,830	736,010	731,298	373	(5,085)

Freddie Mac:
ARMs	15,550	1,059	16,609	16,426	—	(183)
3.5% Coupon	420,874	20,172	441,046	434,228	—	(6,818)
4.0% Coupon	582,042	39,004	621,046	618,298	934	(3,682)

	1,018,466	60,235	1,078,701	1,068,952	934	(10,683)

Total Agency pass-through RMBS	$1,709,646	$105,065	$1,814,711	$1,800,250	$1,307	$(15,768)

	December 31, 2014
	Principal Balance	Unamortized Premium/ (Discount), Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Fannie Mae:
ARMs	$78,731	$5,878	$84,609	$84,537	$6	$(78)
3.5% Coupon	149,436	6,200	155,636	155,895	417	(158)
4.0% Coupon	271,031	19,397	290,428	289,903	1,531	(2,056)
4.5% Coupon	294,177	22,712	316,889	320,653	3,764	—

	793,375	54,187	847,562	850,988	5,718	(2,292)

Freddie Mac:
ARMs	19,348	1,318	20,666	20,585	—	(81)
3.5% Coupon	345,778	14,045	359,823	359,733	1,119	(1,209)
4.0% Coupon	902,941	62,956	965,897	966,821	6,826	(5,902)
4.5% Coupon	42,176	3,151	45,327	45,819	492	—

	1,310,243	81,470	1,391,713	1,392,958	8,437	(7,192)

Total Agency pass-through RMBS	$2,103,618	$135,657	$2,239,275	$2,243,946	$14,155	$(9,484)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(c) Non-Agency RMBS

The following tables present certain information about our non-Agency RMBS by type of underlying mortgage loan collateral type at the dates presented:

	December 31, 2015
Underlying Loan Characteristics	Principal Balance	Unamortized Premium/ (Discount) and OTTI, Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Subprime	$939,161	$(124,776)	$814,385	$838,128	$33,503	$(9,760)
Alt-A	184,932	(45,194)	139,738	147,709	10,330	(2,359)
Option ARMs	271,780	(59,105)	212,675	211,389	4,024	(5,310)

Total Non-Agency RMBS	$1,395,873	$(229,075)	$1,166,798	$1,197,226	$47,857	$(17,429)

	December 31, 2014
Underlying Loan Characteristics	Principal Balance	Unamortized Premium/ (Discount), Net	Amortized Cost	Estimated Fair Value	Gross Unrealized Gains	Gross Unrealized Losses
Subprime	$1,257,231	$(184,851)	$1,072,380	$1,129,045	$59,350	$(2,685)
Alt-A	220,220	(53,283)	166,937	179,767	13,329	(499)
Option ARMs	205,407	(51,211)	154,196	159,297	5,755	(654)

Total Non-Agency RMBS	$1,682,858	$(289,345)	$1,393,513	$1,468,109	$78,434	$(3,838)

(d) Unrealized Loss Positions on RMBS

The following table presents information about our RMBS that were in an unrealized loss position at December 31, 2015:

	Unrealized Loss Position for Less than 12 Months			Unrealized Loss Position for 12 Months or More
	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Number of Securities
Agency RMBS	$1,385,399	$(11,544)	49	$211,251	$(4,224)	6
Agency IO	32,618	(1,559)	11	1,630	(40)	1
Agency Inverse IO	6,752	(112)	3	—	—	—

Total Agency Securities	1,424,769	(13,215)	63	212,881	(4,264)	7

Non-Agency RMBS	601,507	(12,056)	108	131,114	(5,373)	38

Total RMBS	$2,026,276	$(25,271)	171	$343,995	$(9,637)	45

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(e) Interest Income on RMBS

The following table presents components of interest income on our Agency RMBS and non-Agency RMBS for the periods presented:

	For the Year Ended December 31,
	2015			2014			2013
	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net (1)	Interest Income	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net (1)	Interest Income	Coupon Interest	(Premium Amortization)/ Discount Accretion, Net (1)	Interest Income
Agency RMBS	$84,283	$(23,054)	$61,229	$100,017	$(32,987)	$67,030	$133,900	$(41,170)	$92,730
Non-Agency RMBS	22,462	53,547	76,009	19,559	57,940	77,499	12,822	40,711	53,533

Total	$106,745	$30,493	$137,238	$119,576	$24,953	$144,529	$146,722	$(459)	$146,263

(1)	The amount of premium amortization on Agency RMBS reflects our estimates of prepayments for such securities, which estimates are adjusted to reflect actual prepayments to date. The amount of discount accretion on non-Agency RMBS reflects our estimates of future cash flows for such securities, which estimates are reviewed, and may be revised, on at least a quarterly basis.

(f) Realized and Unrealized Gains and Losses on RMBS

The following table presents components of realized gains/(losses), net and changes in unrealized gains and losses, net on our RMBS portfolio for the periods presented:

	For the Year Ended December 31,
	2015			2014			2013
RMBS Type	Realized Gains/ (Losses), Net	Unrealized Gains/ (Losses), Net	OTTI	Realized Gains/ (Losses), Net	Unrealized Gains/ (Losses), Net	OTTI	Realized Gains/ (Losses), Net	Unrealized Gains/ (Losses), Net	OTTI
Agency, fixed-rate	$2,464	$(16,561)	$—	$(20,169)	$107,864	$—	$(80,904)	$(157,784)	$—
Agency ARM	15	(2,571)	—	(59)	(91)	—	—	(62)	—
Agency Inverse	43	(145)	—	—	145	—	—	—	—
Agency IO	280	(416)	(1,046)	725	(2,911)	(1,099)	1,599	2,677	(738)
Agency Inverse IO	(17)	(166)	(627)	221	949	(548)	(2,199)	(599)	(6,782)
Non-Agency	14,213	(44,168)	(9,001)	10,461	(3,014)	(10,005)	14,654	21,766	(5,853)

Total	$16,998	$(64,027)	$(10,674)	$(8,821)	$102,942	$(11,652)	$(66,850)	$(134,002)	$(13,373)

(g) Contractual Maturities of RMBS

The following table presents the maturities of our RMBS, based on the final contractual maturity of the underlying mortgages at the dates presented:

Contractual Maturities of RMBS (1)	December 31, 2015	December 31, 2014
10 years or less	$112,087	$—
> 10 years and < or equal to 20 years	667,595	628,787
> 20 years and < or equal to 30 years	2,155,087	2,977,089
> 30 years	126,813	149,756

Total	$3,061,582	$3,755,632

(1)	Actual maturities of the securities are affected by the contractual lives of the associated mortgage collateral, periodic payments of principal, prepayments of principal, and the payment priority structure of the security; therefore actual maturities are generally shorter than the stated contractual maturities of the underlying or referenced mortgages.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(h) Non-Agency RMBS Discounts and OTTI

The following table presents the changes in the components of our purchase discount on non-Agency RMBS between purchase discount designated as credit reserve and OTTI versus accretable purchase discount for the periods presented:

	For the Year Ended December 31,
	2015		2014		2013
	Discount Designated as Credit Reserve and OTTI (1)	Accretable Discount	Discount Designated as Credit Reserve and OTTI (1)	Accretable Discount	Discount Designated as Credit Reserve and OTTI (1)	Accretable Discount
Balance at beginning of period	$(95,504)	$(194,451)	$(109,299)	$(193,647)	$(123,026)	$(144,831)
Accretion of discount	—	53,637	—	57,889	—	40,695
Realized credit losses	2,165	—	3,450	—	3,433	—
Purchases	(7,371)	(20,369)	(35,992)	(23,145)	(35,542)	(89,601)
Sales and other	8,796	32,893	17,188	3,606	42,836	8,943
OTTI recognized in earnings	(9,001)	—	(10,005)	—	(5,853)	—
Transfers/release of credit reserve	19,699	(19,699)	39,154	(39,154)	8,853	(8,853)

Balance at end of period	$(81,216)	$(147,989)	$(95,504)	$(194,451)	$(109,299)	$(193,647)

(1)	At December 31, 2015, our non-Agency RMBS had gross discounts of $229,206, which included credit discounts of $57,920 and OTTI of $23,032. At December 31, 2014, our non-Agency RMBS had gross discounts of $289,955, which included credit discounts of $76,914 and OTTI of $18,590. At December 31, 2013, our non-Agency RMBS had gross discounts of $302,946, which included credit discounts of $100,080 and OTTI of $9,219.

The following table presents a roll-forward of the credit loss component of OTTI on our Agency IO and Inverse IO securities for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
OTTI at beginning of period	$1,106	$5,936	$2,055
Additions to OTTI	1,674	1,647	7,520
Sale of securities with OTTI	(1,772)	(6,477)	(3,639)

OTTI at end of period	$1,008	$1,106	$5,936

Note 5—Securitized Mortgage Loans

In connection with our securitization transactions, we report (at estimated fair value) the residential mortgage loans held in securitization trusts on our consolidated balance sheets, as we consolidate such trusts. (See Note 14.)

The following table presents certain information about mortgage loans underlying our securitized mortgage loans at the date presented:

Securitized Mortgage Loans	December 31, 2015
Performing (1)	$72,678
Re-performing (1)	105,713
Non-performing (1)	32,607
Purchase discount	(47,138)
Allowance for loan losses (OTTI)	(3,130)
Fair value adjustment	6,894

Total	$167,624

(1)	We consider loans that are no more than 60 days delinquent as “performing,” loans that have had their initial terms modified and are no more than 60 days delinquent as “re-performing” and loans that are more than 60 days past due as “non-performing.”

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

At December 31, 2015, $8,572 of our securitized mortgage loans were in the process of foreclosure, and we held four properties with an estimated fair value of $220 as REO. The following table presents the five largest state concentrations, in the aggregate, for our securitized mortgage loans based on principal balance at December 31, 2015:

Property Location	Concentration	Principal Balance
Florida	17.8%	$37,563
California	17.5	36,990
Maryland	8.2	17,317
Texas	6.4	13,525
New York	5.8	12,151
Other states and the District of Columbia	44.3	93,452

Total	100.0%	$210,998

Note 6—Other Investment Securities and Other Investments

(a) Other Investment Securities

The following table presents certain information about our other investment securities portfolio at the dates presented:

	December 31, 2015
	Par or Reference Balance	Unamortized Premium/ (Discount) and OTTI, Net	Amortized Cost (1)	Estimated Fair Value	Gross Unrealized Gain	Gross Unrealized Losses (2)	Weighted Average Coupon
Risk Sharing Securities - Freddie Mac	$48,526	$(212)	$48,314	$47,232	$189	$(1,271)	3.92%
Risk Sharing Securities - Fannie Mae	55,287	(1,659)	53,628	51,424	—	(2,204)	3.99
SBA-IO (2)	—	—	2,918	2,927	9	—	0.95
SBC-MBS	76,276	(8,811)	67,465	64,607	10	(2,868)	2.40

Total	$180,089	$(10,682)	$172,325	$166,190	$208	$(6,343)	2.63%

	December 31, 2014
	Par or Reference Balance	Unamortized Premium/ (Discount) and OTTI, Net	Amortized Cost (1)	Estimated Fair Value	Gross Unrealized Gain	Gross Unrealized Losses (2)	Weighted Average Coupon
Risk Sharing Securities - Freddie Mac	$10,082	$38	$10,120	$10,395	$288	$(13)	3.56%
SBC-MBS	27,136	(3,268)	23,868	23,833	—	(35)	0.90

Total	$37,218	$(3,230)	$33,988	$34,228	$288	$(48)	1.62%

(1)	Amortized cost is net of OTTI of $1,523 and $109 at December 31, 2015 and 2014, respectively.
(2)	SBA-IO have no principal balance and bear interest based on a notional balance. At December 31, 2015 our SBA-IO had a notional balance of $27,546.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(b) Income on Other Investment Securities

The following tables present components of interest income on our other investment securities for the periods presented:

	For the Year Ended December 31, 2015
	Coupon Interest	(Premium Amortization)/ Discount Accretion, net	Interest Income	Weighted Average Yield
Risk Sharing Securities - Freddie Mac	$1,400	$450	$1,850	4.68%
Risk Sharing Securities - Fannie Mae	1,332	516	1,848	5.23
SBA-IO	173	(82)	91	12.08
SBC-MBS	418	2,116	2,534	5.08

Total	$3,323	$3,000	$6,323	5.04%

	For the Year Ended December 31, 2014
	Coupon Interest	(Premium Amortization)/ Discount Accretion, net	Interest Income	Weighted Average Yield
Risk Sharing Securities - Freddie Mac	$399	$1	$400	5.17%
SBC-MBS	66	276	342	3.60

Total	$465	$277	$742	4.18%

(c) Other Investment Securities Discounts and OTTI

The following table presents the changes in the components of our purchase discount on other investment securities between purchase discount designated as credit reserve and OTTI versus accretable purchase discount for the period presented:

	For the Year Ended December 31, 2015		For the Year Ended December 31, 2014
	Discount Designated as Credit Reserve and OTTI	Accretable Discount	Discount Designated as Credit Reserve and OTTI	Accretable Discount
Balance at beginning of period	$(364)	$(2,904)	$—	$—
Accretion of discount	—	3,031	—	276
Realized credit losses	—	—	—	—
Purchases	(15)	(9,558)	(664)	(2,771)
Sales and other	6	30	—	—
OTTI recognized	(1,230)	—	(109)	—
Transfers/release of credit reserve	931	(931)	409	(409)

Balance at end of period	$(672)	$(10,332)	$(364)	$(2,904)

Our SBC-MBS generally include mortgage loans collateralized by a mix of residential multi-family (i.e., properties with five or more units), mixed use residential/commercial, small retail, office building, warehouse and other types of property. In some instances, certain mortgage loans underlying the SBC-MBS that we own may also be additionally secured by a personal guarantee from the primary principal(s) of the related business and/or borrowing entity. As part of underwriting small balance commercial loans, real estate appraisals of the underlying real estate are generally obtained at origination of the mortgage assets underlying the SBC-MBS.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(d) Other Investment Securities Unrealized Losses

The following table presents information about our Other Investment Securities that were in an unrealized loss position at December 31, 2015:

	Unrealized Loss Position for Less than 12 Months			Unrealized Loss Position for 12 Months or More
	Fair Value	Unrealized Losses	Number of Securities	Fair Value	Unrealized Losses	Number of Securities
Risk Sharing Securities - Freddie Mac	$39,700	$(1,256)	5	$580	$(15)	1
Risk Sharing Securities - Fannie Mae	51,424	(2,204)	3	—	—	—
SBC-MBS	24,257	(1,880)	7	13,558	(988)	1

Total Other Investment Securities	$115,381	$(5,340)	15	$14,138	$(1,003)	2

(e) Other Investments

Our other investments are comprised of real estate subject to BFT Contracts, mortgage loans and a warehouse line receivable, all of which are associated with our Seller Financing Program.

BFT Contracts are agreements to finance the purchase of real property in which the seller provides the buyer with financing to purchase the property for an agreed-upon purchase price, and the buyer repays the loan in installments over the ensuing 20 to 30 years, depending on the term of the financing agreement. Pursuant to a BFT Contract, unlike a mortgage loan, the seller retains the legal title to the property, granting the buyer complete use of the property and requiring the buyer to maintain the property and bear the cost of property taxes. Pursuant to a BFT Contract, the seller generally conveys legal title of the property to the buyer when the full purchase price set forth in the contract has been paid, including all interest incurred through the date of final payment. All BFT Contracts purchased by us through December 31, 2015 are designated as “real estate subject to BFT Contracts” which real estate is depreciated until such time that the criteria for sale have been met. With respect to payments we receive under BFT Contracts, we record the principal component of the buyer’s monthly payment as a deposit liability and record the interest payments we receive as interest income. In connection with our Seller Financing Program we had $230 and $28 of deposit liabilities included as a component of other liabilities on our consolidated balance sheet at December 31, 2015 and December 31, 2014, respectively.

Our warehouse line receivable is secured by a pledge of substantially all the assets of the third-party borrower that owns the homes, BFT Contracts and mortgage loans during the time they are pledged on the warehouse line.

The following table presents components of the carrying value of our other investments at the dates presented:

	December 31,
	2015	2014
Warehouse line receivable	$10,239	$28,639
Real estate subject to BFT Contracts, net of accumulated depreciation (1)	26,525	9,616
Mortgage loans purchased through Seller Financing Program	8,469	2,306

Total Other Investments	$45,233	$40,561

(1)	At December 31, 2015, BFT Contracts had an aggregate principal balance of $27,140 with a weighted average contractual interest rate of 8.20% and, at December 31, 2014, BFT Contracts had an aggregate principal balance of $9,655 with a weighted average stated interest rate of 8.88%. Amount presented is net of $545 and $48 of accumulated depreciation at December 31,2015 and December 31, 2014, respectively.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(f) Income on Other Investments

The following table presents components of income on our other investments for the periods presented:

	December 31,
	2015	2014
Warehouse line interest	$1,057	$741
Real estate subject to BFT Contracts	1,526	192
Mortgage loans purchased through Seller Financing Program	512	35

Total	$3,095	$968

Note 7—Receivables

(a) Interest Receivable

The following table presents our interest receivable by investment category at the dates presented:

	December 31,
Investment Category	2015	2014
Agency RMBS - Fannie Mae (1)	$2,697	$3,101
Agency RMBS - Freddie Mac (1)	3,834	4,798
Agency RMBS - Ginnie Mae (1)	110	30
Non-Agency RMBS	1,076	1,068

RMBS interest receivable	7,717	8,997

Securitized mortgage loans	936	719
Other investment securities	262	10
Other investments	934	609
Mortgage loans	—	120

Total	$9,849	$10,455

(1)	Includes interest income receivable on pass-through, IO, Inverse IO and Inverse Floater securities issued by an Agency, as applicable.

(b) Investment Related Receivables

The following table presents the components of our investment related receivables at the dates presented:

	December 31,
Investment Related Receivables	2015	2014
Unsettled sales of Agency RMBS	$—	$188,527
Principal payments due from broker	2,692	2,928

Total investment related receivables	$2,692	$191,455

Note 8—Borrowings Under Repurchase Agreements

As of December 31, 2015, we had master repurchase agreements with 25 counterparties and had outstanding borrowings of $2,898,347 with 18 counterparties.

Our repurchase agreements bear interest at a contractually agreed-upon rate and typically have initial terms of one to four months, but in some cases may have initial terms that are shorter or longer, up to 24 months.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

The following table presents certain characteristics of our repurchase agreements at the periods presented:

	December 31, 2015			December 31, 2014
	Principal Balance of Borrowing	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity (days)	Principal Balance of Borrowing	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity (days)
Securities Financed:
Agency RMBS	$1,719,479	0.49%	15	$2,205,082	0.34%	16
Non-Agency RMBS (1)	1,052,231	1.94	101	1,159,698	1.95	160
Other investment securities	126,637	1.91	116	28,805	1.74	13
Mortgage Loans	—	—	0	8,742	2.79	120

Total	$2,898,347	1.08%	51	$3,402,327	0.91%	65

(1)	Includes $90,281 and $33,153 of repurchase borrowings collateralized by non-Agency RMBS of $125,125 and $47,786 at December 31, 2015 and December 31, 2014, respectively, that were eliminated from our balance sheet in consolidation with the VIEs associated with securitization transactions.

The following table presents repricing information about our borrowings under repurchase agreements at the dates presented:

	December 31, 2015		December 31, 2014
Time Until Interest Rate Reset:	Balance	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate
Within 30 days	$2,422,224	1.00%	$2,658,515	0.73%
Over 30 days to 60 days	403,226	1.38	501,291	1.34
Over 60 days to 90 days	32,552	2.05	116,196	1.92
Over 90 days to 120 days	38,956	1.89	35,668	1.94
Over 120 days to 360 days	1,389	2.00	90,657	2.01

Total	$2,898,347	1.08%	$3,402,327	0.91%

The following table presents the contractual maturity of our repurchase agreements at dates presented:

	December 31, 2015		December 31, 2014
Time Until Contractual Maturity:	Balance	Weighted Average Interest Rate	Balance	Weighted Average Interest Rate
Within 30 days	$2,165,418	0.88%	$2,461,835	0.61%
Over 30 days to 60 days	288,487	0.88	393,555	1.10
Over 60 days to 90 days	90,220	2.61	116,196	1.92
Over 90 days to 120 days	38,956	1.89	35,668	1.56
Over 120 days to 360 days	315,266	2.06	287,337	2.18
Over 360 days	—	—	107,736	2.23

Total	$2,898,347	1.08%	$3,402,327	0.91%

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Note 9—Collateral Positions

(a) Collateral Pledged and Collateral Held

The following table presents the fair value of our collateral positions, reflecting assets pledged and collateral we held, with respect to our borrowings under repurchase agreements, derivatives and clearing margin account at the dates presented:

	December 31, 2015		December 31, 2014
	Assets Pledged as Collateral	Collateral Held	Assets Pledged as Collateral	Collateral Held
Derivatives:
Restricted cash/cash (1)	$21,921	$280	$14,176	$2,546

Repurchase agreement borrowings:
Agency RMBS (2)	1,769,351	—	2,297,050	—
Non-Agency RMBS (3)	1,333,337	—	1,499,296	—
Other investment securities	163,263	—	34,228	—
Mortgage loans	—	—	13,602	—
Restricted cash	61,772	—	54,830	—

	3,327,723	—	3,899,006	—

Clearing margin:
Agency RMBS	3,522	—	3,998	—

Total	$3,353,166	$280	$3,917,180	$2,546

(1)	Cash pledged as collateral is reported as “Restricted cash” on our consolidated balance sheet. Cash held by us as collateral is unrestricted in use and therefore is included with “Cash and cash equivalents” with a corresponding liability, “Obligation to return cash held as collateral” on our consolidated balance sheet.
(2)	Amount as of December 31, 2014 includes Agency RMBS $168,705 that were sold but unsettled.
(3)	Includes non-Agency RMBS of $125,125 and $47,786 at December 31, 2015 and December 31, 2014, respectively, that were eliminated from our balance sheet in consolidation with the VIEs associated with our securitizations. Our securitized mortgage loans collateralize the securities pledged.

(b) Collateral Pledged Components

The following tables present our collateral positions, reflecting assets pledged with respect to our borrowings under repurchase agreements, derivatives and clearing margin account at the dates presented:

	December 31, 2015
	Assets Pledged at Fair Value	Amortized Cost	Accrued Interest	Fair Value of Assets Pledged and Accrued Interest
Assets pledged for borrowings under repurchase agreements:
Agency RMBS	$1,769,351	$1,784,557	$5,081	$1,774,432
Non-Agency RMBS (1)	1,333,337	1,301,167	1,479	1,334,816
Other investment securities	163,263	169,409	251	163,514
Mortgage loans	—	—	—	—
Cash	61,772	—	—	61,772

	3,327,723	3,255,133	6,811	3,334,534

Cash pledged for derivative contracts	21,921	—	—	21,921
Agency RMBS pledged for clearing margin	3,522	3,657	12	3,534

Total	$3,353,166	$3,258,790	$6,823	$3,359,989

(Tables and notes continued on next page.)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(Tables and notes continued.)

	December 31, 2014
	Assets Pledged at Fair Value	Amortized Cost	Accrued Interest	Fair Value of Assets Pledged and Accrued Interest
Assets pledged for borrowings under repurchase agreements:
Agency RMBS (2)	$2,297,050	$2,287,498	$7,015	$2,304,065
Non-Agency RMBS (3)	1,499,296	1,423,853	1,144	1,500,440
Other investment securities	34,228	33,988	10	34,238
Mortgage loans	13,602	13,602	116	13,718
Cash	54,830	—	—	54,830

	3,899,006	3,758,941	8,285	3,907,291

Cash pledged for Swaps	14,176	—	—	14,176
Agency RMBS pledged for clearing margin	3,998	3,907	12	4,010

Total	$3,917,180	$3,762,848	$8,297	$3,925,477

(1)	Includes non-Agency RMBS with a fair value of $125,125, an amortized cost of $123,552 and the associated interest receivable of $599, all of which were eliminated in consolidation with VIEs at December 31, 2015.
(2)	Includes Agency RMBS of $168,705 that were sold but unsettled at December 31, 2014.
(3)	Includes non-Agency RMBS with a fair value of $47,786, an amortized cost of $46,319 and the associated interest receivable of $110, all of which were eliminated in consolidation with a VIE at December 31, 2014.

We consolidate the securitization trusts associated with our securitizations, each of which is a VIE, that were created to facilitate our securitization transactions. As part of the February 2013 Securitization, the most senior security created was sold to a third-party investor and as such, when we consolidate this securitization trust, this senior security is presented on our consolidated balance sheet as “Non-recourse securitized debt, at fair value.” Our securitized mortgage loans are restricted in that they can only be used to fulfill the obligations of their associated securitization trust. (See Note 14.)

A reduction in the value of pledged assets may result in the repurchase agreement counterparty initiating a margin call. If a margin call is made, we are required to provide additional collateral or repay a portion of the borrowing. Certain repurchase agreements, Swaps and other financial instruments are subject to financial covenants, which if breached could cause an event of default or early termination event to occur under such agreements. If an event of default or trigger of an early termination event occurs pursuant to one of these agreements, the counterparty to such agreement may have the option to terminate all of its outstanding agreements with us and, if applicable, any close-out amount due to the counterparty upon termination of such agreements would be immediately payable by us. Through December 31, 2015, we remained in compliance with all of our financial covenants. (See Notes 8, 10 and 11.)

Note 10—Offsetting Assets and Liabilities

All balances associated with the repurchase agreements and derivatives transactions are presented on a gross basis in our consolidated balance sheets. Certain of our repurchase agreements and derivative transactions are governed by underlying agreements that generally provide for a right of set-off in the event of default or in the event of a bankruptcy of either party to the transaction.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

The following tables present information about certain assets and liabilities that are subject to master netting arrangements (or similar agreements) and can potentially be offset on our consolidated balance sheet at the dates presented:

Offsetting of Financial Assets and Derivative Assets
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Assets	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Assets Presented in the Consolidated Balance Sheet	Financial Instruments (1)	Cash Collateral Received	Net Amount
December 31, 2015
Swaps and Swaptions, at fair value	$4,347	$—	$4,347	$(3,577)	$(280)	$490
Long TBA Contracts, at fair value	—	—	—	—	—	—

	$4,347	$—	$4,347	$(3,577)	$(280)	$490

December 31, 2014
Swaps and Swaptions, at fair value	$11,098	$—	$11,098	$(3,711)	$(2,516)	$4,871
Long TBA Contracts, at fair value	544	—	544	—	(30)	514

	$11,642	$—	$11,642	$(3,711)	$(2,546)	$5,385

Offsetting of Financial Liabilities and Derivative Liabilities
				Gross Amounts Not Offset in the Consolidated Balance Sheet
	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Consolidated Balance Sheet	Net Amounts of Liabilities Presented in the Consolidated Balance Sheet	Financial Instruments (2)(3)	Cash Collateral Pledged (2)(4)	Net Amount
December 31, 2015
Swaps and Swaptions, at fair value	$13,618	$—	$13,618	$(3,577)	$(10,041)	$—
Long TBA Contracts, at fair value	195	—	195	—	74	269
Repurchase agreements	2,898,347	—	2,898,347	(2,898,347)	—	—

	$2,912,160	$—	$2,912,160	$(2,901,924)	$(9,967)	$269

December 31, 2014
Swaps and Swaptions, at fair value	$8,949	$—	$8,949	$(3,711)	$(5,238)	$—
Repurchase agreements	3,402,327	—	3,402,327	(3,402,327)	—	—

	$3,411,276	$—	$3,411,276	$(3,406,038)	$(5,238)	$—

(1)	Amounts represent derivative instruments in an asset position which could potentially be offset against interest rate derivatives in a liability position at December 31, 2015 and December 31, 2014, subject to a netting arrangement.
(2)	Amounts represent collateral pledged that is available to be offset against liability balances associated with repurchase agreements and interest rate derivatives.
(3)	The fair value of securities pledged against our borrowings under repurchase agreements was $2,877,663 and $3,830,574 at December 31, 2015 and December 31, 2014, respectively. The amounts pledged include $125,125 and $47,786 of RMBS that are not included in our consolidated balance sheet at December 31, 2015 and December 31, 2014, respectively, as such securities were eliminated in consolidation with VIEs.
(4)	Total cash pledged against our derivative instruments was $21,921 and $14,176 at December 31, 2015 and December 31, 2014, respectively. Total cash collateral pledged against our borrowings under repurchase agreements was $61,772 and $54,830 at December 31, 2015 and December 31, 2014, respectively.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Note 11—Derivative Instruments

We enter into derivative contracts, which through December 31, 2015 have from time to time been comprised of Swaps, Swaptions, and TBA Contracts. We use derivative instruments to manage interest rate risk and, as such, view them as economic hedges. We have not elected hedge accounting for any of our derivative instruments and, as a result, the fair value adjustments on such instruments are recorded in earnings. The fair value adjustments for our derivatives, along with the related interest income, interest expense and gains/(losses) on termination of such instruments, are reported as “Realized and unrealized gain/(loss) on derivative instruments, net” on our consolidated statements of operations.

(a) Derivative Instruments Summary

Information with respect to our derivative instruments as presented on our consolidated balance sheets at the dates presented, was as follows:

	December 31, 2015		December 31, 2014
	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Swaps - assets	$693,000	$3,103	$957,000	$9,543
Swaptions - assets	875,000	1,244	1,250,000	1,555
Swaps - (liabilities)	994,000	(10,237)	730,000	(8,949)
Swaptions - (liabilities)	300,000	(3,381)	—	—
Long TBA Contracts - assets/(liabilities)	100,000	(195)	100,000	544

Total	$2,962,000	$(9,466)	$3,037,000	$2,693

(b) Swaps

The variable amount that we receive from our Swap counterparties is typically based on three-month LIBOR. The following table summarizes the average fixed pay rate and average maturity for our Swaps at the dates presented:

	December 31, 2015			December 31, 2014
Term to Maturity	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Maturity (Years)	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Maturity (Years)
Less than one year	$110,000	1.38%	0.8	$—	—%	0.0
More than one year up to and including three years	999,000	1.02	1.6	920,000	1.07	2.4
More than three years up to and including five years	64,000	2.28	4.5	189,000	1.02	3.2
More than five years	514,000	2.11	7.2	578,000	2.13	7.9

Total	$1,687,000	1.43%	3.4	$1,687,000	1.43%	4.4

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(c) Swaptions

We pay a premium to our counterparty to enter into Swaption Purchase Contracts and we receive a premium from our counterparty when we enter into a Swaption Sale Contract.

The following table presents information about our Swaptions at December 31, 2015:

				Underlying Swap
Purchase Contracts: Fixed Pay Rate for Underlying Swap	Premium Cost	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed- Pay Rate
2.34% - 2.50%	$854	$—	0.6	$100,000	5.0	2.34%
2.51% - 2.75%	552	87	6.9	75,000	5.0	2.72
2.76% - 3.00%	5,820	278	2.7	400,000	10.0	2.94
3.01% - 3.25%	4,019	879	7.4	300,000	10.0	3.15

	$11,245	$1,244	4.5	$875,000	9.0	2.92%

				Underlying Swap
Sale Contracts: Fixed-Pay Rate for Underlying Swap	Premium (Received)	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed- Pay Rate
1.72%	$(500)	$(507)	6.9	$75,000	5.0	1.72%
1.99%	(640)	(539)	8.7	50,000	10.0	1.99
2.03%	(1,200)	(1,314)	10.5	100,000	10.0	2.03
2.14%	(953)	(1,021)	6.9	75,000	10.0	2.14

Total	$(3,293)	$(3,381)	8.4	$300,000	8.8	1.97%

(d) Gains/(Losses) on Derivatives

The following table summarizes the amounts recognized on our consolidated statements of operations related to our derivative instruments for the periods presented:

	For the Year Ended December 31,
Character of Gain/(Loss) on Derivative Instruments	2015	2014	2013
Net interest payments/accruals on Swaps (1)	$(19,404)	$(20,112)	$(22,034)
Gain on the termination of Swaps, net (1)	—	—	24,119
Gain/(loss) on termination and expiration of Swaptions, net (1)	(15,636)	(22,502)	6,837
Gain/(loss) on settlement of TBA Contracts, net (1)	(6,356)	(6,534)	281
Change in fair value of Swaps, net (2)	(7,727)	(34,931)	58,708
Change in fair value of Swaptions, net (2)	3,451	(4,242)	(9,085)
Change in fair value of TBA Contracts, net (2)	(739)	(206)	750

Total	$(46,411)	$(88,527)	$59,576

Note: Each of the items presented is included as a component of “Realized and unrealized gain/(loss) on derivative instruments, net” on our consolidated statements of operations for the periods presented.

(1)	Amounts are realized.
(2)	Amounts are unrealized and reflect the net change in fair value.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(e) Derivative Activity

The following table provides information with respect to our use of derivative instruments for the periods presented:

	Short TBA Contracts	Long TBA Contracts	Swaps	Swaption Purchase Contracts	Swaption Sale Contracts
Notional Balance at December 31, 2012	$—	$—	$1,500,000	$—	$75,000

Notional amount of contracts entered	725,000	—	1,132,000	—	1,550,000
Notional amount of contracts terminated and expired	(325,000)	—	(1,045,000)	—	(250,000)

Notional Balance at December 31, 2013	400,000	—	1,587,000	—	1,375,000

Notional amount of contracts entered	—	200,000	100,000	—	1,425,000
Notional amount of contracts terminated and expired	(400,000)	(100,000)	—	—	(1,550,000)

Notional Balance at December 31, 2014	—	100,000	1,687,000	—	1,250,000

Notional amount of contracts entered	—	1,325,000	—	300,000	950,000
Notional amount of contracts terminated and expired	—	(1,325,000)	—	—	(1,325,000)

Notional Balance at December 31, 2015	$—	$100,000	$1,687,000	$300,000	$875,000

(f) Financial Covenants

Our agreements with certain of our derivative counterparties contain financial covenants; through December 31, 2015, we were in compliance with the terms of all such covenants. We have minimum collateral posting thresholds with certain of our derivative counterparties, for which we typically pledge cash. (See Note 10.) If we breach any of these financial covenants we could be required to settle our obligations under our derivative contracts at their termination value. At December 31, 2015, the estimated termination value of our derivative contracts that were in a liability position was $16,463, which reflects the estimated fair value of such derivatives plus accrued interest payable.

Note 12—Interest Payable

The following table presents the components of our interest payable at dates presented:

	December 31, 2015	December 31, 2014
Repurchase borrowings collateralized by Agency RMBS	$1,687	$1,569
Repurchase borrowings collateralized by non-Agency RMBS (1)	4,268	8,234
Repurchase borrowings collateralized by other investment securities	350	127
Repurchase borrowings collateralized by mortgage loans	—	9
Securitized debt	63	110
Swaps	2,770	2,977

Total	$9,138	$13,026

(1)	Includes $125 and $103 of interest payable on repurchase borrowings collateralized by non-Agency RMBS issued by consolidated VIEs at December 31, 2015 and December 31, 2014, respectively, which securities were eliminated from our balance sheet in consolidation.

Note 13—Commitments and Contingencies

(a) Management Agreement—Related Party Transactions

In connection with our initial public offering (or, IPO) in July 2011, we entered into a management agreement with our Manager (or, Management Agreement), which describes the services to be provided for us by our Manager and compensation for such services. Our Manager is responsible for managing our day-to-day operations, subject to the direction and oversight of our board of directors.

Pursuant to the terms of the Management Agreement, our Manager is paid a management fee equal to 1.5% per annum of adjusted stockholders’ equity (as defined in the Management Agreement), calculated and payable quarterly in arrears.

At December 31, 2015 the term of our Management Agreement ran through July 27, 2016. Absent certain action by the independent directors of our board of directors, as described below, the Management Agreement will automatically renew on each anniversary for a one year term. The Management Agreement may be terminated upon the affirmative vote of at least two-

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

thirds of our independent directors, based upon (1) unsatisfactory performance by our Manager that is materially detrimental to us; or (2) a determination that the management fee payable to our Manager is not fair, subject to our Manager’s right to prevent such a termination based on unfair fees by accepting a mutually acceptable reduction of management fees agreed to by at least two-thirds of our independent directors. Our Manager must be provided with written notice of any such termination at least 180 days prior to the expiration of the then existing term and will be paid a termination fee equal to three times the sum of the average annual management fee during the 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

Given that, the independent members of our board of directors did not provide notice of termination of the Management Agreement to our Manager within 180 days of the July 27, 2016 renewal date, the Management Agreement was renewed through July 27, 2017.

We incurred management fees of $11,069, $11,200 and $11,579 for the years ended December 31, 2015, December 31, 2014 and December 31, 2013 respectively. In addition to the management fee, we are responsible for reimbursing our Manager for certain expenses paid by our Manager on behalf of us and for certain services provided by our Manager to us. Expenses incurred by our Manager and reimbursed by us are typically included in our general and administrative expense on our consolidated statement of operations, or may be reflected on the consolidated balance sheet and associated consolidated statement of changes in stockholders’ equity, based on the nature of the item. Included in “Payable to related party” on our consolidated balance sheet at December 31, 2015 and December 31, 2014, was $5,388 and $2,840, respectively, for management fees payable to our Manager, with the remainder of such payable reflecting reimbursements due to Apollo for our general and administrative expenses paid or incurred by them on our behalf.

(b) Representations and Warranties in Connection with Securitization

In connection with our February 2013 Securitization, we have the obligation under certain circumstances to repurchase assets from the VIE upon breach of certain representations and warranties. In February 2014, the substantial majority of these obligations expired, with only the representations and warranties surviving such obligations, which may expose us to losses, being that the loans transferred to the VIE are qualified mortgages under Section 860G(a)(3) of the Internal Revenue Code.

Through December 31, 2015, no repurchase claims had been made against us, and we do not believe that the amount of any future potential liability with respect to such item (the maximum of which would be the current unpaid principal balance of any such loan plus accrued interest, unreimbursed advances and any expenses) is material to us. At December 31, 2015, we had no reserve established for repurchases of loans and were not aware of any repurchase claims that would require the establishment of such a reserve. (See Note 14.)

Note 14—Use of Special Purpose Entities and Variable Interest Entities

Special purpose entities (or, SPEs) are entities designed to fulfill a specific limited need of the entity that organizes it. SPEs are often used to facilitate transactions that involve securitizing financial assets. The objective of such transactions may include obtaining non-recourse financing, obtaining liquidity or refinancing the underlying securitized financial assets on more favorable terms than available on such assets on an unsecuritized basis. Securitization involves transferring assets to an SPE to convert all or a portion of those assets into cash before they would have been realized in the normal course of business, through the SPE’s issuance of debt or equity instruments. Investors in an SPE usually have recourse only to the assets in the SPE and, depending on the overall structure of the transaction, may benefit from various forms of credit enhancement, such as over-collateralization in the form of excess assets in the SPE, priority with respect to receipt of cash flows relative to holders of other debt or equity instruments issued by the SPE, or a line of credit or other form of liquidity agreement that is designed with the objective of ensuring that investors receive principal and/or interest cash flow on the investment in accordance with the terms of their investment agreement.

(a) Securitization Transactions

Through December 31, 2015, we had completed two securitization transactions. We consolidate the associated trusts associated with these securitizations as VIEs. (See Note 2(h) for a discussion of the accounting policies applied to the consolidation of VIEs and transfers of financial assets in connection with securitization transactions.)

As of December 31, 2015 and December 31, 2014, the aggregate fair value of securitized mortgage loans underlying our securitizations was $167,624 and $104,438, respectively, and are included in “Securitized mortgage loans (transferred to consolidated variable interest entities), at fair value,” on our consolidated balance sheet.

The mortgage loans in our securitizations are comprised of performing, re-performing and non-performing mortgage loans with characteristics similar to the mortgage loans underlying our non-Agency RMBS.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

The following table summarizes the key details of our securitization transactions as of December 31, 2015:

	March 2015 Securitization	February 2013 Securitization	Total
Name of securitization trust consolidated as a VIE	AMST 2015-1	AMST 2013-1
Principal value of mortgage loans sold into the securitization trust	$90,802	$155,001	$245,803
Current principal value of mortgage loans in securitization trust	$85,467	$125,531	$210,998
Face amount of senior security issued by the VIE and sold to a third-party investor	$—	$50,375	$50,375
Outstanding balance of senior security at December 31, 2015 (1)	$76,891	$18,904	$95,795
Year of final contractual maturity of senior debt	2054	2047
Face/Par value of certificates received by us (2)	$82,287	$104,626	$186,913
Cash received upon sale of the senior security sold to third-party investor	$—	$50,375	$50,375
Gross securitization expenses incurred (net of amortization of $130 and $518, respectively, as of December 31, 2015) (3)	$174	$829	$1,003
Stated interest rate for senior security issued	5.75%	4.00%

(1)	With respect to the March 2015 Securitization, amount reflects 100% of the single security issued, which we retained. The stated rate is presented for informational purposes only, as such certificate is eliminated in consolidation with the associated trust.
(2)	With respect to our February 2013 Securitization, the certificates we received are subordinate to and provide credit support for the sequential senior security sold to a third-party investor. While the RMBS that we retained in connection with February 2013 Securitization do not appear on our balance sheet, as they are eliminated in consolidation with the VIE/securitization trust, we legally own such securities and we, as legally permitted, pledge such securities as collateral in connection with associated borrowings under repurchase agreements.
(3)	Certain expenses incurred in connection with our securitizations were capitalized as deferred charges and are amortized to interest expense based upon the actual repayments of the associated senior security sold to a third party, or the initial term of the associated borrowing facility.

(b) Consolidation Assessment

On a quarterly basis, we complete an analysis to determine whether the VIEs associated with our securitizations should be consolidated by us. As part of this analysis, we consider our involvement in the creation of the VIE, including the design and purpose of the VIE and whether our involvement reflects a controlling financial interest that results in us being deemed the primary beneficiary of the VIE. In determining whether we would be considered the primary beneficiary, we consider: (i) whether we have both the power to direct the activities that most significantly impact the economic performance of the VIE; and (ii) whether we have a right to receive benefits or absorb losses of the entity that could be potentially significant to the VIE. Based on our evaluation of these factors, including our involvement in the design of the VIE, we determined that we were required to consolidate the VIE created to facilitate the March 2015 Securitization and the February 2013 Securitization for each reporting period from inception through December 31, 2015.

(c) Activities of Securitization Trusts

The securitization trusts receive principal and interest on the underlying mortgage loans and distribute those payments to the certificate holders. The assets and other instruments held by the securitization trusts are restricted in that they can only be used to fulfill the obligations of their respective securitization trust. The risks associated with our involvement with the VIEs are limited to the risks and rights as a certificate holder of the securities we retained.

The activities of the securitization trusts are substantially set forth in the securitization transaction documents, primarily the mortgage loan trust agreements, the trust agreements, the indenture and the securitization servicing agreements (or collectively, the Securitization Agreements). Neither the trusts nor any other entity may sell or replace any assets of the trust except in connection with: (i) certain loan defects or breaches of certain representations and warranties which have a material adverse effect on the value of the related assets; (ii) loan defaults; (iii) certain trust events of default or (iv) an optional termination of the trust, each as specifically permitted under the Securitization Agreements.

(d) Securitized Debt

We consolidate the underlying trust associated with our February 2013 Securitization. As a result, the senior security that was sold to a third-party investor is presented on our consolidated balance sheet as “Non-recourse securitized debt, at fair value” and the residential mortgage loans held by the trust that collateralize the securities issued by the trust are included as a component of “Securitized mortgage loans (transferred to consolidated variable interest entities), at fair value” on our consolidated balance sheet. The third-party beneficial interest holders in the VIE have no recourse against us, except that we may have an obligation to repurchase assets from the VIE in the event that we breach certain representations and warranties in relation to the mortgage loans sold to the VIE. Other than the foregoing, we have no obligation to provide, nor have we provided, any other explicit or implicit support to this or any other VIE that we consolidate.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Our securitized debt is carried at fair value, which is based on the fair value of the senior security held by third parties. The following table presents the estimated principal repayment schedule of the par value of the securitized debt at December 31, 2015, based on expected cash flows of the securitized residential mortgage loans, as adjusted for projected losses on such loans.

Estimated Maturity	December 31, 2015
One year or less	$8,082
More than one year, up to and including three years	10,822
More than three years, up to and including five years	—

Total	$18,904

Repayment of our securitized debt will be dependent upon the cash flows generated by the mortgage loans in the February 2013 Securitization trust that collateralize such debt. The actual cash flows from the securitized mortgage loans are comprised of coupon interest, scheduled principal payments, prepayments and liquidations of the underlying mortgage loans. The actual term of the securitized debt may differ significantly from our estimate given that actual interest collections, mortgage prepayments and/or losses on liquidation of mortgages may differ significantly from those expected. (See Note 5 for more information about the mortgage loans collateralizing our securitized debt.)

(e) VIEs—Impact on the Consolidated Financial Statements

The following table reflects the assets and liabilities recorded in our consolidated balance sheet related to our consolidated VIEs as of the dates presented:

	December 31, 2015	December 31, 2014
Assets:
Securitized mortgage loans, at fair value	$167,624	$104,438
Interest receivable	$936	$719
Other assets	$220	$335
Liabilities:
Non-recourse securitized debt, at fair value	$18,951	$34,176
Accrued interest payable	$63	$110

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

The following table reflects the income and expense amounts recorded in our consolidated statements of operations related to our consolidated VIEs for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Interest income - securitized mortgage loans	$13,260	$7,900	$8,267
Interest expense - securitized debt	(1,374)	(1,640)	(1,794)
Unrealized gain/(loss) on securitized mortgage loans, net	(1,752)	1,683	3,950
Unrealized gain/(loss) on securitized debt	1,031	(124)	(954)
Other, net	(932)	(22)	—
General and administrative	(251)	—	—

Net income	$9,982	$7,797	$9,469

The following table reflects the amounts included on our consolidated statements of cash flows related to our consolidated VIEs for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Cash Flows from Operating Activities:
Net income	$9,982	$7,797	$9,469
Premium amortization/(discount accretion), net	$1,446	$745	$(68)
Amortization of deferred financing costs	$(280)	$153	$131
Unrealized (gain)/loss on securitized mortgage loans, net	$1,752	$(1,683)	$(3,950)
Unrealized (gain)/loss on securitized debt	$(1,031)	$124	$954
Realized loss on REO, net	$208	$22	$—
Changes in operating assets and liabilities:
(Increase) in accrued interest receivable, less purchased interest	$(217)	$(43)	$(676)
(Decrease) in accrued interest payable	$(47)	$(31)	$141
Cash Flows from Investing Activities:
Purchase of mortgage loans, simultaneously securitized	$(67,357)	$—	$(113,038)
Proceeds from sales of REO	$1,188	$178	$—
Other, net	$—	$1	$33
Principal payments received on securitized mortgage loans	$16,167	$6,949	$6,038
Cash Flows from Financing Activities:
Proceeds from issuance of securitized debt	$—	$—	$50,375
Principal payments on securitized debt	$(14,194)	$(9,302)	$(7,975)

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Note 15—Equity Award Plan

On July 21, 2011, our board of directors approved the Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan (or, LTIP). The LTIP provides for grants of restricted common stock, RSUs and other equity-based awards up to an aggregate of 5% of the issued and outstanding shares of our common stock (on a fully diluted basis). The LTIP is administered by the compensation committee of our board of directors, which also must approve grants made under the LTIP. At December 31, 2015, 1,273,795 awards were available for grant under the LTIP.

The following table presents expenses related to our equity-based compensation awards for the periods presented:

	For the Year Ended December 31,
	2015	2014	2013
Restricted Common Stock	$423	$338	$349
RSUs	766	927	698

Total	$1,189	$1,265	$1,047

At December 31, 2015, we had estimated unrecognized compensation expense of $1,657 and $310 related to RSUs and restricted common stock, respectively. The unrecognized compensation expense at December 31, 2015 is expected to be recognized over a weighted average period of 1.3 years. As of December 31, 2015, we had an expected average forfeiture rate of 0% with respect to restricted common stock and 5% with respect to RSUs.

Through December 31, 2015, we had not settled any RSUs in cash. However, the LTIP provides that we may allow RSU recipients to elect to settle their tax liabilities with a reduction of their share delivery from the originally granted and vested RSUs, which is referred to herein as “net share settlement.” Net share settlement results in us making a cash payment to an affiliate of our Manager as a reimbursement for this tax liability and a corresponding adjustment to additional paid-in-capital.

The following table presents information about our equity awards for the periods presented:

	For the Year Ended December 31,
	2015		2014		2013
	Number of Awards (1)	Weighted Average Grant Date Fair Value	Number of Awards (1)	Weighted Average Grant Date Fair Value	Number of Awards (1)	Weighted Average Grant Date Fair Value (1)
RSUs outstanding at beginning of period	292,088	$18.05	183,922	$19.47	166,682	$20.14
RSUs granted	—	—	130,124	16.02	25,851	14.73
RSUs canceled upon delivery of common stock (2)	(138,863)	20.91	(17,104)	16.92	(6,250)	17.95
RSUs canceled or forfeited	(4,676)	16.18	(4,854)	21.22	(2,361)	—

RSUs outstanding at end of period	148,549	$15.88	292,088	$18.05	183,922	$19.47

Vested RSUs at the end of the period	57,955	$15.82	102,250	$20.14	56,681	$19.93
Unvested RSUs at the end of the period	90,594	$15.92	189,838	$16.93	127,241	$19.26
Unvested restricted common stock awards outstanding at beginning of period	43,992	$17.39	28,040	$20.37	38,468	$19.69
Restricted common stock granted	9,332	16.07	34,112	16.12	6,748	22.22
Restricted common stock forfeited	—	—	—	—	—	—
Restricted common stock vested	(23,204)	18.23	(18,160)	19.60	(17,176)	19.58

Unvested restricted common stock outstanding at end of period	30,120	$16.31	43,992	$17.39	28,040	$20.37

(1)	Amounts are not in thousands.
(2)	Includes amounts deemed issued in net settlements.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Note 16—Stockholders’ Equity

(a) Common Stock Dividends

The following table presents cash dividends declared by our board of directors on our common stock from January 1, 2013 through December 31, 2015:

Declaration Date	Record Date	Payment Date	Dividend Per Share
December 17, 2015	December 31, 2015	January 29, 2015	$0.48
September 17, 2015	September 30, 2015	October 30, 2015	$0.48
June 17, 2015	June 30, 2015	July 31, 2015	$0.48
March 19, 2015	March 31, 2015	April 30, 2015	$0.48
December 18, 2014	December 31, 2014	January 30, 2015	$0.45
September 17, 2014	September 30, 2014	October 31, 2014	$0.44
June 19, 2014	June 30, 2014	July 31, 2014	$0.42
March 13, 2014	March 31, 2014	April 30, 2014	$0.40
December 18, 2013	December 31, 2013	January 31, 2014	$0.40
September 19, 2013	September 30, 2013	October 31, 2013	$0.40
June 17, 2013	June 28, 2013	July 31, 2013	$0.70
March 18, 2013	March 28, 2013	April 30, 2013	$0.70

For 2015 and 2014, all of our common stock dividends were characterized as ordinary income to stockholders, as none were characterized as return of capital or capital gains.

(b) Common Stock

The following table presents information with respect to shares of our common stock issued through public offerings from January 1, 2013 through December 31, 2015:

Share Settlement Date	Shares Issued	Gross Proceeds Per Share	Gross Proceeds
March 25, 2013 (1)	1,020,000	$22.00	$22,440
March 13, 2013 (1)	6,800,000	$22.00	$149,600

(1)	We raised net equity capital of 22,421 and $149,221 after offering costs of 19 and $379 for the shares issued on March 25, 2013 and March 13, 2013, respectively.

(c) Preferred Stock

At December 31, 2015 and December 31, 2014, we had outstanding 6,900,000 shares of 8.00% Series A Cumulative Redeemable Perpetual Preferred Stock (or, Preferred Stock) with a liquidation preference of $25.00 per share and a par value $0.01 per share. Holders of our Preferred Stock are entitled to receive dividends at an annual rate of 8.0% of the liquidation preference of $25.00 per share, or $2.00 per share per annum. These dividends are cumulative and payable quarterly in arrears. Generally, we may not redeem the Preferred Stock until September 20, 2017, except under certain limited circumstances intended to preserve our qualification as a REIT and upon the occurrence of a change in control as defined in the final prospectus supplement related to the Preferred Stock filed with the SEC on September 17, 2012. After September 20, 2017, we may, at our option, redeem the shares at a redemption price of $25.00, plus any accrued unpaid distribution through the date of the redemption. Based upon the characteristics of the Preferred Stock, such instruments are characterized as equity instruments.

The Preferred Stock generally has no voting rights. However, if dividends on the Preferred Stock are in arrears for six quarterly dividend periods, whether or not consecutive, the holders of the Preferred Stock (voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional directors to our board until we pay (or declare and set aside for payment) all dividends that are then in arrears. In addition, the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of outstanding shares of Preferred Stock (voting together as a single class with the holders of any other class or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) is required for us to authorize, create or increase the number of any class or series of senior equity securities or to amend our charter (including the Articles Supplementary designating the Preferred Stock or the Articles Supplementary) in a manner that materially and adversely affects the rights of the Preferred Stock.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

(d) Shelf Registration

On July 23, 2012, we filed a shelf registration statement on Form S-3 with the SEC under the Securities Act of 1933, as amended (or, the Securities Act), with respect to up to $750,000 of common stock, preferred stock, depositary shares, warrants and/or rights that may be sold by us from time to time pursuant to Rule 415 of the Securities Act. This registration statement was declared effective by the SEC on August 10, 2012 and expired on August 10, 2015.

(e) Direct Stock Purchase and Dividend Reinvestment Plan

On November 25, 2015, we filed a shelf registration statement on Form S-3 with the SEC under the Securities Act, for the purpose of registering additional common stock for sale through our Direct Stock Purchase and Dividend Reinvestment Plan (or, Stock Purchase Plan). This shelf registration statement, which was declared effective by the SEC on December 18, 2015, when combined with the unused portion of our previous Stock Purchase Plan shelf registration statement, registered an aggregate of 2,000,000 shares of common stock. At December 31, 2015, 2,000,000 shares of common stock remained available for issuance pursuant to the Stock Purchase Plan registration statement. Under the Stock Purchase Plan, stockholders who participate may purchase shares of our common stock directly from us. Stockholders may also automatically reinvest all or a portion of their dividends for additional shares of our stock. Through December 31, 2015, all shares issued pursuant to the Stock Purchase Plan were issued from shares purchased on the open market.

(f) Stock Repurchase Program

On November 6, 2013, our board of directors authorized a stock repurchase program (or, the Repurchase Program), to repurchase up to $50,000 of our outstanding common stock. Such authorization does not have an expiration date. Subject to applicable securities laws, repurchases of common stock under the Repurchase Program may be made at times and in amounts as we deem appropriate, using available cash resources. Shares of common stock repurchased by us under the Repurchase Program, if any, will be canceled and, until reissued by us, will be deemed to be authorized but unissued shares of our common stock. The Repurchase Program may be suspended or discontinued by us at any time and without prior notice. Through December 31, 2015, we repurchased 360,800 shares of common stock at an average cost per share of $13.86. At December 31, 2015, $45,000 of common stock remained authorized for future share repurchase under the Repurchase Program.

The following table presents a summary of our common stock repurchases under the Repurchase Program during the year ended December 31, 2015:

Month Purchased (1)	Total Number of Shares Repurchased	Weighted Average Price Paid per Share (2)	Total Cost of Shares Repurchased
August 2015	202,655	$13.86	$2,808
September 2015	158,145	13.86	2,192

Total	360,800	$13.86	$5,000

(1)	Based on trade date.
(2)	Includes brokerage commissions.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Note 17—Earnings per Common Share

The following table presents basic and diluted net EPS of common stock using the two-class method for the years ended December 31, 2015, December 31, 2014 and December 31, 2013:

	For the Year Ended December 31,
	2015	2014	2013
Numerator:
Net Income/(loss)	$(11,595)	$96,055	$(47,211)
Less:
Dividends declared on Preferred Stock	13,800	13,800	13,800
Dividends, dividend equivalents and undistributed earnings allocated to participating securities	613	565	405

Net income/(loss) allocable to common stock - basic and diluted	$(26,008)	$81,690	$(61,416)

Denominator:
Weighted average common shares - basic and diluted (1)	31,954	32,028	30,444

Earnings/(loss) per common share - basic and diluted	$(0.81)	$2.55	$(2.02)

(1)	For the year ended December 31, 2015, all RSUs and shares of restricted common stock were not included in the calculation of earnings per common share, as their inclusion would have been anti-dilutive. These instruments may have a dilutive impact on future EPS. (See Note 15 for information with respect to RSUs and restricted shares outstanding at December 31, 2015.)

Note 18—Summarized Quarterly Results (Unaudited)

	For the 2015 Quarter Ended
	March 31	June 30	September 30	December 31
Interest income	$39,295	$41,618	$41,014	$38,173
Interest expense	(7,831)	(8,234)	(8,208)	(8,085)

Net interest income	31,464	33,384	32,806	30,088

Other income/(loss):
Realized gain/(loss) on sale of RMBS, net	8,539	(4,530)	3,331	9,658
Realized gain/(loss) on other investment securities, net	—	102	—	—
Other than temporary impairment recognized	(2,575)	(197)	(7,088)	(2,229)
Unrealized gain/(loss) on RMBS, net	14,780	(41,266)	161	(37,702)
Unrealized gain/(loss) on securitized debt	13	1,001	172	(155)
Unrealized gain/(loss) on securitized mortgage loans	2,362	(1,896)	(576)	(1,848)
Unrealized gain/(loss) on other investment securities	(29)	(2,540)	(3,014)	(793)
Gain/(loss) on derivative instruments	(26,521)	12,463	(41,145)	8,792
Other, net	12	(3)	(52)	(80)

Other income/(loss), net	(3,419)	(36,866)	(48,211)	(24,357)

Operating expenses:
General and administrative	(3,850)	(3,655)	(3,705)	(4,205)
Management fee - related party	(2,787)	(2,895)	(2,667)	(2,720)

Total operating expenses	(6,637)	(6,550)	(6,372)	(6,925)

Net income	$21,408	$(10,032)	$(21,777)	$(1,194)

Preferred Stock dividends declared	(3,450)	(3,450)	(3,450)	(3,450)

Net income allocable to common stock and participating securities	$17,958	$(13,482)	$(25,227)	$(4,644)

Earnings per common share - basic and diluted	$0.55	$(0.43)	$(0.79)	$(0.15)

Dividends declared per share of common stock	$0.48	$0.48	$0.48	$0.48

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

	For the 2014 Quarter Ended
	March 31	June 30	September 30	December 31
Interest income	$38,180	$38,141	$38,542	$39,314
Interest expense	(7,268)	(7,510)	(7,708)	(7,900)

Net interest income	30,912	30,631	30,834	31,414

Other income/(loss):
Realized gain/(loss) on sale of RMBS, net	(11,810)	(7,072)	2,581	7,480
Other than temporary impairment	(3,356)	(3,001)	(2,576)	(5,958)
Unrealized gain/(loss) on RMBS, net	51,818	53,809	(13,154)	10,469
Unrealized gain/(loss) on securitized debt	10	(364)	67	163
Unrealized gain/(loss) on securitized mortgage loans	3,239	2,824	(1,891)	641
Unrealized (loss) on mortgage loans	—	—	—	(9)
Unrealized gain/(loss) on other investment securities	122	54	(101)	(171)
Gain/(loss) on derivative instruments	(37,190)	(27,133)	801	(25,005)
Other, net	18	(49)	39	74

Other income/(loss), net	2,851	19,068	(14,234)	(12,316)

Operating expenses:
General and administrative	(3,095)	(2,921)	(2,925)	(2,964)
Management fee - related party	(2,786)	(2,774)	(2,800)	(2,840)

Total operating expenses	(5,881)	(5,695)	(5,725)	(5,804)

Net income	$27,882	$44,004	$10,875	$13,294

Preferred Stock dividends declared	$(3,450)	$(3,450)	$(3,450)	$(3,450)

Net income allocable to common stock and participating securities	$24,432	$40,554	$7,425	$9,844

Earnings per common share - basic	$0.76	$1.26	$0.23	$0.30

Earnings per common share - diluted	$0.76	$1.25	$0.23	$0.30

Dividends declared per share of common stock	$0.40	$0.42	$0.44	$0.45

(1)	Losses are not allocable to participating securities.

Note 19—Subsequent Events

(a) Merger Agreement

As previously disclosed in a Form 8-K filed with the SEC on February 26, 2016, we recently announced the signing of a definitive merger agreement (or, the Agreement) under which we will merge with Apollo Commercial Real Estate Finance, Inc. (or, ARI) for a price per share of our common stock equal to 89.25% of our book value per share as of the date that is three business days prior to the date on which the definitive proxy statement relating to the merger transaction is mailed to our stockholders, subject to adjustment under certain circumstances. Using our book value of common stock as of December 31, 2015 (or, December 31, 2015 Book Value) and based on the closing price of ARI’s shares of common stock on February 25, 2016, the value to be paid in the transaction for each share of our common stock would equal approximately $14.59 per share, a 44% premium to the closing price of our shares of common stock on February 25, 2016.

Under the terms of the Agreement, our stockholders will receive a combination of cash and ARI common stock in exchange for their shares of our common stock. The aggregate number of ARI shares issuable in the transaction is limited to 13,400,000 and the remainder of the consideration will be paid in cash. Our book value, and thus the actual purchase price, will be determined as of a date prior to the mailing of the definitive proxy statement/prospectus to our stockholders to approve the transaction. Using our December 31, 2015 Book Value and based on the closing price of ARI’s shares of common stock on February 25, 2016, the transaction values us at approximately $641 million, including the assumption of $172.5 million (liquidation preference) of our Preferred Stock. In addition, each share of the Preferred Stock will be converted into one share of preferred stock, par value $0.01 per share, of a newly-designated series of ARI’s preferred stock, which we expect will be designated as 8.00% Series C Cumulative Redeemable Perpetual Preferred Stock.

The transaction has been approved by all members of the board of directors of each company (with the exception of Mark Biderman, who recused himself from the vote of each board of directors) upon the unanimous recommendation of a special committee of independent directors of each board of directors. The transaction will be subject to approval by the holders of at least a majority of (i) our outstanding shares of common stock and (ii) our outstanding shares of common stock are beneficially owned by persons unaffiliated with Apollo. ARI stockholder approval will not be required in connection with the transaction.

Apollo Residential Mortgage, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Dollars in thousands—except per share data)

Consummation of the merger transaction is subject to the satisfaction of customary closing conditions, including the registration and listing of the shares of ARI stock that will be issued in the merger transaction and the approval and adoption of the Agreement by the holders of a majority of the shares of our common stock entitled to vote on the transaction, including a majority of the votes entitled to be cast by persons unaffiliated with Apollo.

(b) Letter Agreement with Manager

Concurrently with the execution of the Agreement, we entered into the Letter Agreement with our Manager, pursuant to which the Manager has agreed to perform such services and activities as may be necessary to enable us to consummate the merger and other transactions contemplated by the Agreement.

For additional details regarding the terms and conditions of the Agreement and related matters, refer to the Form 8-K filed on February 26, 2016 relating to the transaction and to the Agreement and other documentation filed as exhibits thereto. Additional information regarding the proposed transaction, including risks associated with the proposed transaction, will be contained in a definitive proxy statement/prospectus to be filed by us and ARI with the SEC.